Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291470

Prospectus Supplement

(to Prospectus dated December 16, 2025)

TURBO ENERGY, S.A.

1,000,000 American Depositary Shares Representing 5,000,000 Ordinary Shares

Turbo Energy, S.A. (the “Company” or “we” or “our” or “us”) is offering (“Offering”) to a single global institutional investor (the “investor”) 1,000,000 of the Company’s American Depository Shares (the “ADSs”), each representing 5 ordinary shares, par value five cents of euro (€0.05) per share, at an offering price of $3.25 per ADS in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated as of March 11, 2026 (the “RDO Securities Purchase Agreement”), by and between us and the investor.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “TURB.” On March 11, 2026, the last reported sale price of our ADSs was $3.74 per ADS.

The aggregate market value of our outstanding ADSs held by non-affiliates as of the date of this prospectus supplement was approximately $13,638,711.75, based on 55,085,700 ordinary shares outstanding, approximately 13,503,675 of which were held by non-affiliates, and a per ADS price of $5.05 based on the closing sale price of our ADSs on March 9, 2026, which is the highest closing sale price of our ADSs on The Nasdaq Capital Market within the prior 60 days. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold our securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent (“A.G.P.” or the “placement agent”) in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our ADSs. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this Offering as set forth in the table below. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

	Per ADS	Total
Offering Price	$3.25	$3,250,000
Placement Agent Fees (1)	$0.2275	$227,500
Proceeds, before expenses, to the Company	$3.0225	$3,022,500

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds, and (ii) reimburse the placement agent up to $50,000 in reasonable documented legal expenses and up to $15,000 in non-accountable expenses. See “Plan of Distribution” for additional information and a complete description of the compensation payable to the placement agent.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about March 13, 2026, subject to satisfaction of certain customary closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is March 11, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (Registration No. 333-291470) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering, include all material information relating to this offering. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our ADSs in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

S-ii

Commonly Used Defined Terms

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus supplement to:

●	“we,” “us,” “the Company,” “our” or “our Company” are to the combined business of Turbo Energy, S.A. (named before Turbo Energy S.L.), a Spanish corporation, and its consolidated subsidiary;

●	“Umbrella Global” is to Umbrella Global Energy, S.A. a company established under the laws of the Kingdom of Spain on March 23, 2018, our parent company. Mr. Enrique Selva Bellvis, Chairman of the Board, owns 23.21% shares of Umbrella Global. Crocodile Investment owns 54% shares of Umbrella Global. Umbrella Global is a public company listed on BME GROWTH;

●	“Turbo Energy Solutions” is to Turbo Energy Solutions S.L.U. (named before IM2 Proyecto 35 S.L.U), a company established under the laws of the Kingdom of Spain on August 1, 2019, our wholly owned subsidiary;

●	“Crocodile Investment” is to Crocodile Investment, S.L.U., a company established under the laws of the Kingdom of Spain on November 8, 2013. Crocodile Investment is Umbrella Global’s 54% shareholder. Mr. Enrique Selva Bellvis, our Chief Executive Officer and Chairman of the Board, owns 100% shares of Crocodile Investment;

●	“EUR euros,” “euros” and “€” are to the legal currency of the European Union; and

●	“U.S. dollars,” “dollars,” “USD,” “US$,” or “$” are to the legal currency of the United States.

S-iii

PROSPECTUS SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.”

Overview

Turbo Energy is a globally recognized pioneer of proprietary solar energy storage technologies and solutions managed through Artificial Intelligence (“AI”). Turbo Energy’s elegant all-in-one and scalable, modular energy storage systems empower residential, commercial and industrial users expanding across Europe, North America and Latin America to materially reduce dependence on traditional energy sources, helping to lower electricity costs, provide peak shaving and uninterruptible power supply and realize a more sustainable, energy-efficient future.

A testament to the Company’s commitment to innovation and industry disruption, Turbo Energy’s introduction of its flagship SUNBOX – unveiled to the market in the fourth quarter of 2022 – represents one of the world’s first high performance, competitively priced, all-in-one home solar energy storage systems, which also incorporates patented EV charging capability and powerful AI processes to optimize solar energy management delivered in the form of an intuitive, easy to use, cloud-based mobile app, marketed as Turbo Energy App.

Guided by our innovative mindset, we are endeavoring to deliver affordable, high performance solar energy storage technologies and solutions adaptable to every home, business, industrial plant and government facility on the globe. Our primary near-term growth objectives are centered on exploiting our competitive differentiation and include:

●	elevating global awareness and appreciation for the clean, elegant aesthetic and robust functionality, scalability and customization of SUNBOX solar energy storage solutions pioneered by Turbo Energy to support residential installations (SUNBOX Home and SUNBOX Home Lite), commercial and industrial installations (SUNBOX Industry and SUNBOX Industry Max), and utility companies (SUNBOX Utility); as well as the ease of SUNBOX installations with limited training required;

●	increasing global awareness and appreciation for our cloud-based Turbo Energy App powered by AI that allows for SUNBOX users worldwide to benefit from intelligent data collection, optimized stored energy management and predictive analytics which provide real-time insight into weather and electricity price forecasts, solar panel performance, energy consumption and material cost saving opportunities, among other metrics.

●	implementing global market penetration and geographic expansion initiatives with concentration in North America, South America and Europe; and

●	focusing on achieving fundamental financial strength through increased revenue, expense discipline and positive cash flow on a subsequent quarter-over-quarter basis; strengthen balance sheet through smart capital formation strategies.

For the six months ended June 30, 2025 and 2024, our total revenues were €5,512,458 (approximately $6,498,631) and €4,953,433, respectively. For the years ended December 31, 2024, 2023 and 2022, our total revenues were €9,638,012 (approximately $9,976,306), €13,140,771 and €31,148,676, respectively. For the six months ended June 30, 2025 and 2024, our net loss totaled €1,397,715 (approximately $1,647,765) and €2,861,331, respectively. For the years ended December 31, 2024, 2023 and 2022, our net income (loss) was €(3,337,000) approximately $(3,337,000), €(2,013,788) and €1,028,578, respectively.

Our Products and Services

Turbo Energy has pioneered an innovative line of AI-driven solar energy storage and energy management solutions and services designed to meet the needs of the residential, commercial and industrial and utility sectors of the global photovoltaic energy industry. Through the products and services we sell, we aim to unleash the full power and potential of clean, sustainable solar energy and provide the most advanced tools and technologies necessary to efficiently and cost effectively harness it to power how people live, work and play, wherever they live, work and play.

Our fully integrated, all-in-one systems, branded and marketed as “SUNBOX,” are monitored and managed by the Company’s AI-optimized Turbo Energy App, which empowers users with an intelligent, customizable and convenient energy management solution viewed on any mobile Android or iOS device.

Residential Offerings

SUNBOX Home

The SUNBOX Home solar energy storage and management system combines and fully integrates into a sleek, elegant and durable container all of the modular components required to capture, store and efficiently manage solar energy produced by residential solar panel installations. With scalable capacity of up to 40 kW in back-up battery power for homes on and off the grid simply by adding batteries to the stack contained in the SUNBOX Home unit, each system is wirelessly connected to and managed by the Turbo Energy App, a cloud-based, AI-optimized energy management system that analyzes a vast amount of data relating to home electricity consumption and solar panel performance under various weather conditions. Through the Turbo Energy App platform, users are also provided with real-time weather and electricity price forecasts, enabling the system to intelligently optimize the use of energy stored in the system’s lithium-ion batteries housed in the SUNBOX Home unit.

SUNBOX EV

SUNBOX Home units sold to homeowners in the European Union are also available to come equipped with the Company’s electric vehicle (“EV”) charging capability – marketed as the SUNBOX EV, a patented Turbo Energy innovation. Unlike other systems on the market that may offer only EV charging or only energy storage, every SUNBOX EV user benefits from a fully integrated system that enables them to access and manage energy storage, consumption and energy saving data, environmental savings and EV charging status through the Turbo Energy App on their mobile device.

SUNBOX Home Lite

The SUNBOX Home Lite, introduced to market in late February 2025, combines the sleek design and robust functionality of the original SUNBOX Home tailored for homes requiring less than 15kh of solar energy storage. This innovation is supported by the cloud-based, AI-optimized Turbo Energy App, as well.

Commercial and Industrial Offerings

SUNBOX Industry

Introduced to market in 2024, our patent pending SUNBOX Industry is a highly scalable energy storage and management system for commercial and industrial (“C&I”) facilities seeking to deploy new Solar PV systems, expand existing systems or directly connect to rooftop panels in order to expand energy capacity with smart storage. This novel, intelligent system enables users to leverage our cloud-based AI energy management platform to automatically mitigate large price swings in the electricity market by buying energy at optimal times and prices. The system can also be easily configured using the Turbo Energy App for energy protection from power outages due to storms or at specific times when a facility may require access to more power over and above conventional electricity contracted from the grid. The system can scale from 30 kW to 2000kW in power and 30 kWh to 4000 kWh in storage capacity.

Offering a highly efficient and adaptable solution for both isolated and grid-connected projects, SUNBOX Industry provides numerous competitive benefits, which include allowing Turbo Energy’s brand-agnostic technology to be incorporated into any previously operational facility without the need to architect a project that allows both an initial plant and a newly incorporated plant to operate synchronously. Moreover, SUNBOX Industry allows for the expansion of a photovoltaic installation to be connected in direct current, while simultaneously taking advantage of the surpluses from the original plant simply by connecting with it in parallel.

On October 8, 2025, Turbo Energy announced the commercial launch of SUNBOX Industry Max, a powerful new 5 MWh energy storage system purpose-built for electro-intensive industries, alongside a customized software service designed to optimize complex industrial energy operations. SUNBOX Industry Max represents a significant evolution in industrial-scale energy storage. Its highly modular and configurable design supports multiple deployment architectures, allowing customers to tailor capacity and functionality to their specific energy profiles. The system seamlessly integrates with Turbo Energy’s new AI-driven software service, enabling intelligent forecasting, dynamic load balancing and predictive asset management across distributed facilities.

The launch marks a key step in Turbo Energy’s long-term strategy to expand its footprint in the global commercial and industrial market, a segment representing one of the fastest-growing opportunities within the renewable energy sector. By merging high-capacity storage technology with proprietary AI software service, Turbo Energy continues to differentiate itself as a technology-driven energy innovator focused on enabling industrial decarbonization and operational autonomy. SUNBOX Industry Max will debut as part of the Company’s recently awarded $53 million contract covering ten large-scale industrial facilities.

Utility-Scale Offerings

SUNBOX Utility

Turbo Energy is currently in development on its next innovation in SUNBOX offerings – the SUNBOX Utility, a state-of-the-art solar energy storage solution being engineered to meet the evolving demands of the utility sector. Designed for maximum flexibility and performance, SUNBOX Utility will enable grid-connected and hybrid systems to achieve greater efficiency, resilience, and profitability.

SUNBOX Utility will operate as part of a hybrid energy system or as a stand-alone facility, offering utility providers a robust, branded Battery Energy Storage System (“BESS”). Through strategic partnerships with leading Power Conversion System (“PCS”) manufacturers and technology innovators, Turbo Energy expects to deliver fully integrated solutions that enhance grid stability, support renewable energy integration, and improve overall system performance.

For smaller plants not engaged in ancillary services, Turbo Energy plans to offer compact hybrid solutions powered by our proprietary Artificial Intelligence Energy Management System (“AIEMS”). This advanced technology will continuously analyze real-time energy generation data and market conditions to optimize revenue and operational decisions. These intelligent systems will help mitigate the challenges of low energy pricing during peak solar hours and boost the economic viability of hybrid projects.

Turbo Energy’s development and commercialization of the SUNBOX Utility platform is helping to reinforce our commitment to shaping the future of energy. With a focus on innovation, AI-driven optimization, and strategic collaboration, we expect to empower utilities and energy operators to unlock new value streams, reduce carbon footprints and meet the dynamic needs of the modern power grid.

We completed development of SUNBOX Utility’s software platform in 2025, with sales commencing at the end of 2025. The hardware components have also been completed.

Year-Over-Year Revenue Performance of Our SUNBOX Products

Total sales of our SUNBOX all-in-one systems increased by €2,651,261, or 330%, to €3,455,505 (approximately US$3,576,795) for the year ended December 31, 2024, from €804,244 for the year ended December 31, 2023. The notable increase was primarily due to our success in achieving deeper market penetration for the SUNBOX Home system in Spain and other European countries combined with the market introduction of the SUNBOX Industry system in 2024. Sales of SUNBOX Home for residential solar installations rose €1,051,257, or 130.7%, to €1,855,501 (approximately US$1,920,629) for the year ended December 31, 2024 – up from €804,244 in the prior year. Sales of SUNBOX Industry, designed for commercial and industrial applications, totaled €1,600,004 (approximately US$1,656,164) for the 12 months ended December 31, 2024, which compared to €0 sales in 2023.

Batteries

As one of the leading companies that introduced lithium-ion batters for solar energy storage in Spain, today Turbo Energy sells a full line of robust, reliable and easy-to-install lithium-ion batteries to customers on a global basis designed to support self-consumption and/or isolated installations.

●	Lithium Series 24V 2.24 kWh Battery: Lithium NMC battery with a capacity of 2.2 kWh and 4500 cycles of guaranteed life, ideal for off-grid solar installations. It does not require communication with the inverter, because unlike Lithium Ferro Phosphate (“LiFePO4”) technology, it is easily managed by voltage.

●	Lithium Series 48V 2.4 kWh Battery: LiFePO4 battery with 2.4 kWh capacity and 6000 cycles of guaranteed life that is ideal for photovoltaic self-consumption with storage applications and off-grid solar installations. It is compatible with Turbo Energy, Voltronic and Victron inverters and has a parallel connection capacity of up to 40 units. Quick connections allow for reduced installation times.

●	Lithium Series 48V 5.1 kWh Battery: LiFePO4 battery with 5.1 kWh capacity and 6000 cycles of guaranteed life that is ideal for photovoltaic self-consumption with storage applications and off-grid solar installations. It is compatible with Turbo Energy and Voltronic inverters and has a parallel connection capacity of up to 6 units. Quick connections allow for reduced installation times. In addition, it is a dual battery system, the only battery solution on the market that works in low and high voltage at the same time and is compatible with industrial scale projects.

●	HV Lithium Series 48V 2.4 kWh Battery: LiFePO4 lithium-ion battery with 6,000 cycles of guaranteed life. Suitable for series operation and compatible with virtually all inverters on the market. Quick connections allow for reduced installation times.

●	48v 3.6 kWh Lithium Series Battery: LiFePO4 lithium-ion battery with 6,000 cycles of guaranteed life that is ideal for photovoltaic self-consumption with storage applications and off-grid solar installations. It features parallel connection capacity up to 40 units and has quick connections that make for fast installation.

●	Lithium Series Slim 48V 5.1 kWh Battery: LiFePO4 battery of 5.1 kWh capacity and 48V for self-consumption and isolated installations. Parallel connection of up to 15 batteries with communication. Features a profile that is 33% narrower and 15% lighter than other batteries.

●	Lithium Series Dual 48V 5.1 kWh Battery: LiFePO4 lithium-ion battery with 6,000 cycles of guaranteed life that is suitable for series and parallel operation. Compatible with virtually all inverters on the market and has quick connections that allow for reduced installation times. Its parallel UTP communication cable is valid for all inverters. In addition, it is a dual battery system, the only battery solution on the market that works in low and high voltage at the same time and is compatible with industrial scale projects.

●	Lithium Series Slim 48V 2.4 kWh Battery: LiFePO4 battery with 2.4 kWh capacity and 48V for self-consumption and isolated installations. It features parallel connection capacity up to 15 batteries with communication and is ultra narrow ideal for installations with limited space.

Revenue from batteries decreased by €3,499,946, or 53.2%, to €3,078,584 (approximately US$3,186,642) for the year ended December 31, 2024 from €6,578,530 for the year ended December 31, 2023 due to several factors. Namely, the key factor that contributed to the decline in battery sales was our shift in focus on sales of our flagship SUNBOX products for residential and commercial and industrial solar installations, away from the sale of storage components, such as individual batteries and inverters. Revenue from batteries accounted for 31.9% of our total revenue for the year ended December 31, 2024, as compared to 50.1% for the year ended December 31, 2023. We have been selling our batteries since September 2013.

Inverters

The inverter is the most vital component in a photovoltaic system. It converts the direct current produced by solar panels into alternating current that can be used by household appliances. The inverter also regulates the battery charging and discharging based on energy needs and optimizes the utilization of generated renewable energy. We are currently offering the following inverters:

●	Three-Phase Hybrid Series HV 30.0: A three-phase hybrid inverter of 30 kW which is ideally suited for both self-consumption applications and off-grid installations. Through the Turbo Energy App, this inverter features a peak shaving function that automatically programs the energy storage system to consume battery power during periods of peak demand on the grid.

●	Three-Phase OnGrid Series 100.0: A three-phase grid inverter consisting of six MPPTs, with four inputs on each. It has zero-dump functionality and efficiency of up to 98.7%.

●	Single Phase OnGrid Series 8.0: A single-phase grid inverter consisting of two MPPTs and three string inputs. It has zero-dump functionality and an efficiency of up to 97.7%.

●	Hybrid Series 48V 5.0 and 6.0 Inverters: A single-phase hybrid inverter ideal for both photovoltaic self-consumption applications and off-grid installations. Through the Turbo Energy App, this inverter features a peak shaving function that automatically programs the energy storage system to consume battery power during periods of peak demand on the grid.

●	Three-Phase Hybrid Series Inverter 48V 10.0 and 5.0: A three-phase hybrid inverter ideal for photovoltaic self-consumption applications as well as for off-grid installations. Through the Turbo Energy App, this inverter features a peak shaving function that automatically programs the energy storage system to consume battery power during periods of peak demand on the grid.

Revenue from inverters decreased by €1,316,704, or 42.0%, to €1,817,121 (approximately US$1,880,902) for the year ended December 31, 2024 from €3,133,825 for the year ended December 31, 2023. The decline in invertor sales was primarily due to the reduction in demand in Spain caused by a series of external factors explained above. These are essential products for domestic photovoltaic installations. Revenue from inverters accounted for 18.9% of our total revenue for the year ended December 31, 2024, as compared to 23.9% for the year ended December 31, 2023. We have been selling inverters since September 2013.

Turbo Energy App

The software system supporting our proprietary line of advanced SUNBOX energy storage solutions is essential to the success of our business. The combination of state-of-the-art equipment integrated into an all-in-one product, coupled with our cloud-based AI-optimized Turbo Energy App that optimizes its operation, turns Turbo Energy’s value proposition into one that positions our Company as a global energy solutions provider with leadership potential in the solar self-consumption sector. In communication with our inverter, Turbo Energy App monitors the energy flows between the photovoltaic modules (solar panels), household consumption, storage and the electric vehicle (if SUNBOX EV charger is used). Our app allows users to customize an automatic backup mode based on the prediction of a storm or manually select which part of the battery will be reserved for possible power outages. It also allows the battery to be used as a peak shaving function, which allows savings to be generated by reducing the contracted power of the home or business.

The customization modes allow changes between maximum self-consumption and maximum savings and thereby allows for the reduction of electricity by using the stored energy only when it offers the best economic profitability, as if the user had an energy financial advisor who manages all the technical and economic variables of the business. Turbo Energy App achieves its objectives through machine learning algorithms and the analysis of thousands of data points that lead to the generation of hourly patterns of consumer behavior and the solar generation system. These results are crossed with weather forecasts and hourly energy prices to achieve optimization. We believe that it is the only energy management platform that can, through these forecasts, seek economical energy in the grid at any time of the day to top up the batteries when solar energy does not generate as many surpluses. Further, our app gives users the option to charge their vehicles with clean energy only, or at the lowest price possible, or at maximum speed.

We further believe that the Turbo Energy App, which governs the inverters and the SUNBOX system, is the most notable differentiating factor of our products compared to those of our competitors. While we co-design the hardware with our suppliers, we develop the management software entirely in-house. Specifically, the app is designed 100% in our offices and programmed by 75% internal personnel and 25% contracted personnel based in Spain. As advanced technology continues to evolve, the Turbo Energy App will be subject to ongoing development and enhancements to ensure we deliver optimal, leading-edge capabilities and performance.

The Turbo Energy App consists of a back-end that is hosted on Amazon cloud servers in Europe and communicates with applications installed on the user’s mobile device. Both the app and back-end communicate via Wi-Fi with the inverter or SUNBOX system installed in the house or business. All optimization algorithms and AI are thus protected on our servers. By utilizing our own internal resources to develop and program the Turbo Energy App, we are able to offer a highly differentiated product to our customers.

Recent Developments

Resignation of CFO and Appointment of Interim CFO

On February 13, 2026, Lucia Tamarit resigned from her position as Chief Financial Officer of Turbo Energy, effective the same date, in order to pursue other career opportunities. Ms. Tamarit’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 17, 2026, the Board of Directors of the Company appointed Mariano Soria, the Company’s Chief Executive Officer and a member of its Board, to serve as Interim Chief Financial Officer, effective immediately. Mr. Soria will serve as Interim Chief Financial Officer until a new Chief Financial Officer is identified and appointed by the Board.

Failure to Satisfy a Continued Listing Standard

On January 12, 2026, Turbo Energy received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1).

The Notice states that, based on the Company’s Form 6-K dated November 4, 2025, which reported stockholders’ equity of approximately $1.5 million as of June 30, 2025, the Company does not meet the minimum requirement of $2.5 million in stockholders’ equity. The Notice further states that the Company does not currently meet the alternative continued listing standards relating to market value of listed securities or net income from continuing operations.

In accordance with Nasdaq Listing Rules, the Company has been provided a period of 45 calendar days, until February 26, 2026, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for the Company to evidence compliance with the applicable listing requirements. The Company submitted a plan to regain compliance to Nasdaq on February 26, 2026.

The Notice has no immediate effect on the listing or trading of the Company’s ADSs on the Nasdaq Capital Market.

The Company intends to evaluate available options to regain compliance with the applicable Nasdaq continued listing requirements and to submit a compliance plan within the prescribed timeframe. There can be no assurance that Nasdaq will accept the Company’s compliance plan or that the Company will be able to regain compliance within any extension period that may be granted.

Our Corporate Information

Turbo Energy, S.A. was incorporated under the name of Distritech Solutions S.L. on September 18, 2013, under the laws of the Kingdom of Spain. The Company then changed its name to Solar Rocket S.L. on October 7, 2013. On April 8, 2021, Solar Rocket S.L. merged with Spanish corporation Turbo Energy S.L.U (“Turbo Energy S.L.U.”). Turbo Energy S.L.U then became a wholly-owned subsidiary of Solar Rocket S.L. This merger was approved by the Board of Directors of both companies. Following the merger, the Company changed its name to Turbo Energy S.L. on April 8, 2021. On February 8, 2023, we changed the Company from a Spanish unipersonal limited company to a Spanish limited stock company. As such, our Company’s name was changed to Turbo Energy, S.A.

ADSs representing our ordinary shares were admitted to trading on The Nasdaq Capital Market on September 22, 2023, under the symbol “TURB.”

Our principal executive offices are located at Plaza de América 2, 4AB, Valencia, Spain 46004. Our telephone number at this location is +34 960 450 026.

We maintain a website at www.turbo-e.com to which we regularly post copies of our press releases, as well as additional information about our Company. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y. 10168.

THE OFFERING

Shares Offered	1,000,000 ADSs, representing 5,000,000 ordinary shares.

ADSs and Ordinary Shares Currently Outstanding	2,700,735 ADSs, representing 13,503,675 ordinary shares and 41,582,025 ordinary shares that are not represented by ADSs, totaling 55,085,700.

ADSs and Ordinary Shares to Be Outstanding Immediately Following This Offering (1)	3,700,735, representing 18,503,675 ordinary shares and 41,582,025 ordinary shares that are not represented by ADSs, totaling 60,085,700.

Offering Price	$3.25 per ADS.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $2.96 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including fund activities relating to continued innovation of our solar energy storage solutions, geographic expansion initiatives and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See “Use of Proceeds” on page S-13 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement, the accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Nasdaq Capital Market Symbol	“TURB”.

(1)	The number of ADSs and ordinary shares expected to be outstanding after this offering is based on 2,700,735 ADSs (representing 13,503,675 ordinary shares) and 41,582,025 ordinary shares that are not represented by ADSs, totaling 55,085,700 ordinary shares outstanding as of March 11, 2026, and excludes:

●	70,000 ADSs (representing 350,000 ordinary shares) issuable upon the exercise of warrants outstanding as of March 11, 2026, at a weighted-average exercise price of $6.25 per ADS; and

●	380,000 ADSs (representing 1,900,000 ordinary shares) that are reserved for future issuance under our 2023 Equity Incentive Plan.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ADSs to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our ADSs.

The ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our ADSs may be sold in the public market following this offering. If there are significantly more ADSs offered for sale than buyers are willing to purchase, then the market price of our ADSs may decline to a market price at which buyers are willing to purchase the offered ADSs and sellers remain willing to sell the ADSs.

Failure to regain compliance with Nasdaq could result in the delisting of our ADSs from The Nasdaq Capital Market, which would adversely affect the liquidity and market price of our securities and could impair our ability to conduct sales under this offering.

On January 12, 2026, we received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, based on our reported financial information, we are no longer in compliance the continued listing requirement to maintain a minimum of $2.5 million in stockholders’ equity for companies listed on The Nasdaq Capital Market, as set forth in Listing Rule 5550(b)(1). Consistent with Nasdaq’s standard procedures, the notice provided a 45-day period, until February 26, 2026, for us to submit a plan to regain compliance. We submitted our compliance plan to Nasdaq on February 26, 2026, and are awaiting Nasdaq’s determination; if accepted, Nasdaq may grant us an extension of up to 180 calendar days from the date of the notice to evidence compliance. The notice did not result in the immediate suspension of trading or delisting of our ADSs. However, there can be no assurance that Nasdaq will accept our plan, grant us additional time to regain compliance, or that we will ultimately be able to evidence compliance within any period that may be allowed. If we are unable to regain compliance in accordance with Nasdaq’s requirements, our ADSs could be subject to delisting from the Nasdaq Capital Market.

Any delisting of our ADSs from The Nasdaq Capital Market would have a material adverse effect on the liquidity and market price of our securities. Delisting could also limit or eliminate the news and research coverage for our Company, reduce the willingness of investors, including institutional investors, to hold or purchase our securities, and impair our ability to access the public capital markets on acceptable terms or at all. In particular, if our ADSs were delisted and quoted only on an over-the-counter market, we could experience reduced trading volume and increased price volatility, and it might be more difficult or costly for us to raise additional capital through the sale of equity or equity-linked securities. Equity issuances to regain or maintain compliance, including sales under our at-the-market offering or other offerings under our Form F-3 shelf, may be dilutive to existing shareholders and may occur at prices below the prevailing market price. In addition, we may be required to devote significant management time and incur additional legal, accounting and other expenses to seek to regain compliance, and measures we might take in an effort to do so – such as changes to our operating plan, financing transactions, or other strategic actions – may not be successful and could themselves entail risks and uncertainties.

Moreover, even if Nasdaq accepts our compliance plan, we may be required to achieve specified milestones within prescribed timeframes. Our plan contemplates (i) raising additional equity capital under our effective Form F-3 registration statement, including through this at-the-market offering and/or registered direct offerings, and (ii) seeking shareholder approval to convert approximately €1.2 million of indebtedness owed to our parent company, Umbrella Global Energy, S.A., into equity. Although our parent company currently holds approximately 75% of our voting power and has indicated its intention to vote in favor of the debt conversion, the conversion remains subject to shareholder approval and other corporate and regulatory requirements, and there can be no assurance that it will be completed on the anticipated timeline, or at all. There is no assurance we will meet any required milestones, that market conditions will permit us to raise the targeted amounts, that our operating results or financial condition will improve sufficiently to evidence compliance with Nasdaq’s continued listing standards, or that we will be able to maintain compliance on an ongoing basis. If we are delisted, the terms of any future financing we seek could be less favorable, and delisting could also result in negative publicity and the loss of confidence by suppliers, customers, business partners and employees, any of which could further harm our business, financial condition and results of operations. These risks could materially and adversely affect the market for our securities and the viability and terms of this offering.

If you purchase ADSs in this offering, you will incur immediate and substantial dilution in the book value of your investment.

You will suffer immediate and substantial dilution in the net tangible book value of the ADSs if you purchase shares in this offering. Based on the public offering price of US$3.25 per share, after giving effect to this offering, purchasers of ADSs in this offering will experience immediate dilution in net tangible book value of US$3.00 per ADS. To the extent outstanding options and warrants are exercised, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

Sales of a significant number of ADSs in the public markets or significant short sales of our ADSs, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital.

Sales of a substantial number of ADSs or other equity-related securities in the public markets, could depress the market price of our ADSs. This offering may contribute to a depressed market price of our ADSs. If there are significant short sales of our ADSs, the price decline that could result from this activity may cause the market price of our ADSs to decline more so, which, in turn, may cause long holders of the ADSs to sell their ADSs, thereby contributing to sales of ADSs in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

Future issuances or sales, or the potential for future issuances or sales, of our ADSs may cause the trading price of our ADSs to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of ADSs and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our ADSs to decline and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of our ADSs or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our ADSs to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our ADSs could decline due to sales, or the announcements of proposed sales, of a large number of ADSs in the market, including sales of ADSs by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our ADSs and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of our ADSs.

We may issue such additional ADSs or convertible securities to raise additional capital. The issuance of any additional ADSs or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our ADSs or ordinary shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our ADSs have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

CAUTIONARY NOTE FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein that are not statements of historical facts, including statements about our beliefs and expectations and regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements and should be evaluated as such. These statements include, among other things, our cash resources and projected cash runway, financial position, business strategy, strategic alternatives, future operations, collaborations, intellectual property, potential revenues, projected costs, competition, and the plans and objectives of management. These statements often include words such as “aim,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “plans,” “potential,” “projects,” “should,” “will,” “would,” and other similar expressions or the negative of those terms. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. As you read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, you should understand that these statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that could cause our actual results to differ materially from those indicated in any forward-looking statements, include, but are not limited to, the factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 20-F or Reports on Form 6-K, in each case, filed with the SEC.

You should not place undue reliance on our forward-looking statements and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein should not be construed by you to be exhaustive and speak only as of the date on which they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect new information or the occurrence of unanticipated events, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $2.96 million, after deducting the placement agent fees and estimated offering expenses payable by us.

Currently, We intend to use the net proceeds from this offering for working capital and general corporate purposes, including fund activities relating to continued innovation of our solar energy storage solutions, geographic expansion initiatives and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs into the second quarter of 2026 based on our current business plan. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or a combination of one or more of these sources.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our ADSs for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our ADSs will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025 presented on:

●	on an actual basis; and

●	a pro forma basis to reflect the issuance of 1,000,000 ADSs at an offering price of $3.25 per ADS, resulting in net proceeds to us of $2,957,500 after deducting (i) placement agent commissions of $227,500; (ii) $50,000 in reasonable documented legal expenses; and (iii) $15,000 in non-accountable expenses.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2024 Annual Report, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025		As of June 30, 2025
	Actual (Unaudited)		As Adjusted (Unaudited)
	€	$	€	$
Cash	1,364,060	1,605,499	3,876,804	4,562,999

Debt:
Short term borrowings	(4,808,979)	(5,660,168)	(4,808,979)	(5,660,168)
Long-term borrowings	(2,153,492)	(2,534,660)	(2,153,492)	(2,534,660)
Total debt	(6,962,471)	(8,194,828)	(6,962,471)	(8,194,828)

Shareholders’ equity:
Ordinary shares, par value €0.05 per share; 82,628,550 shares authorized and 55,085,700 share issued and outstanding, actual; 82,628,550 shares authorized and 60,085,700 issued and outstanding, as adjusted.	6,626,558	7,799,458	9,139,302	10,756,958
Reserve	1,411,846	1,661,744	1,411,846	1,661,744
Retained Earnings	(6,748,503)	(7,942,987)	(6,748,503)	(7,942,987)
Total Shareholders’ equity	1,289,901	1,518,215	3,802,645	4,475,715
Total capitalization	(5,672,570)	(6,676,613)	(3,159,826)	(3,719,113)

As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the offering price per ADS you will pay in this offering and our pro forma as adjusted net tangible book value per ADS after giving effect to this offering.

Our net tangible book value as of June 30, 2025 was approximately US$(0.05), or US$(0.02) per ordinary share and US$(0.09) per ADSs. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the offering price per ordinary share. After giving effect to the issuance and sale of 1,000,000 ADSs (based on US$3,250,000 of ADS at the US$3.25 purchase price per ADS, after deducting fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately US$0.16, or approximately US$ 0.09 per ADS. This represents an immediate increase in net tangible book value of US$0.25 per ADS to our existing shareholders and an immediate decrease in net tangible book value of US$3.00 per ADS to the investor in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates this dilution on a per share basis:

Offering price per ADS			US$	3.25
Net tangible book value per ADS as of June 30, 2025	US$	(0.09)
Pro forma net tangible book value per ADS after this offering	US$	0.16
Increase in net tangible book value per ADS to the existing shareholders			US$	0.25
Dilution in net tangible book value per ADS to new investors in this offering			US$	3.00

The following table summarizes, on an as pro forma adjusted basis as of June 30, 2025, the differences between the existing shareholders as of June 30, 2025 and the new investors with respect to 1,000,000 ADSs purchased from us in this offering, the total consideration paid and the average price per ordinary share paid and per ADS paid at the offering price of US$3.25 per ADS before deducting the fees and estimated offering expenses payable by us.

	Ordinary shares purchased		Total consideration		Average price per ordinary		Average price per
	Number	Percent	Amount	Percent	share		ADS
Existing shareholders of ordinary shares	55,085,700	92%	7,799,459	71%	US$	0.14	US$	0.69
New investors	5,000,000	8%	3,250,000	29%	US$	0.65	US$	3.25
Total	60,085,700	100%	11,049,459	100%	US$	0.18	US$	0.90

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 1,000,000 ADSs, representing 5,000,000 ordinary shares. Our ordinary shares are registered under the Exchange Act not for trading, but only in connection with the listing of the ADSs on the Nasdaq Capital Market. Our ADSs are listed on the Nasdaq Capital Market under the symbol “TURB.” On March 11, 2026, the last reported sale price of our ADSs was $3.74 per ADS.

The material terms and provisions of our ordinary shares, our ADSs and each other class of our securities that qualifies or limits our ordinary shares and ADSs are described in the sections titled “Description of Share Capital” and “Description of American Depositary Shares,” beginning on pages 35 and 46, respectively, of the accompanying prospectus.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement, dated March 11, 2026 (the “Placement Agent Agreement”). The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition of closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

In connection with this offering, we entered into the Securities Purchase Agreement directly with the investor.

We will deliver the securities being issued to each investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the ADSs being offered pursuant to this prospectus supplement on or about March 13, 2026, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have engaged the placement agent as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below.

	Per ADS	Total
Offering Price	$3.25	$3,250,000
Placement Agent Fees (1)	$0.2275	$227,500
Proceeds, before expenses, to the Company	$3.0225	$3,022,500

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds, and (ii) reimburse the placement agent up to $50,000 in reasonable documented legal expenses and up to $15,000 in non-accountable expenses. See “Plan of Distribution” for additional information and a complete description of the compensation payable to the placement agent.

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.96 million.

Lock-up Agreements and other restrictions

Our officers and directors have agreed with the placement agent to be subject to a lock-up period of sixty (60) days, respectively, following the date of closing of this offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our ADSs or ordinary shares or any securities convertible into, or exercisable or exchangeable for, ADSs or ordinary shares, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

From March 11, 2026 until sixty (60) days after the closing of this offering, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of ADSs, ordinary shares or ordinary share equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus, and a registration statement on Form S-8 in connection with any employee benefit plan approved by the independent directors of the Company. In addition, from the date hereof until sixty (60) days after the closing of the offering, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of ADSs, ordinary shares or ordinary shares equivalents (or a combination of units thereof) involving a variable rate transaction; provided, however, that after ten (10) days after the closing date, the Company shall be permitted to enter into and effect sales pursuant to an at the- market offering facility with the Placement Agent and make sales thereunder.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price

The offering price of the securities we are offering has been negotiated between us and the investor in this offering based on the trading of our ADSs prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on the websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by Bevilacqua PLLC. The validity of the ordinary shares underlying the ADSs and the ADSs offered under this prospectus supplement, and certain matters governed by Spanish law, will be passed upon for us by Auren. Certain legal matters in connection with this offering will be passed upon for the placement agent by Thompson Hine LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2024, 2023 and 2022, and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of TAAD LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The business address of TAAD LLP is 20955 Pathfinder Road, Suite 370, Diamond Bar, California 91765.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-291470), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ADSs, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.quhuo.cn, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates. Unless otherwise noted, all of the documents listed below have the SEC file number 001-41813:

●	the Company’s Reports on Form 6-K furnished to the SEC on March 2, 2026, February 18, 2026, February 9, 2026, and January 14, 2026;

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 25, 2025;

● ●

the description of the Company’s ADSs contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-41813) filed with the SEC on September 21, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

the description of our ADSs representing our ordinary shares contained in our Registration Statement on Form F-6 filed with the SEC on July 11, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Turbo Energy, S.A.

Plaza de América 2, 4AB

Valencia, Spain 46004

+34 961 196 250

You may also access these documents on our website, www.turbo-e.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$100,000,000

American Depositary Shares Representing Ordinary Shares

Debt Securities

Warrants

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer: American Depositary Shares, or “ADSs,” representing ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants or rights. Each ADS represents five ordinary shares, par value five cents of euro (€0.05) per share.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectus will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on The Nasdaq Capital Market under the symbol “TURB.” On November 11, 2025, the last reported sale price of our ADSs on The Nasdaq Capital Market was $2.18 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

On November 11, 2025, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately US$31,501,711, based on 55,085,700 ordinary shares outstanding (which would be represented by 11,017,140 ADSs assuming all holders held ADSs), of which approximately 2,540,461 ordinary Shares were held by non-affiliates, and a per ADS price of US$12.40 based on the closing sale price of the ADSs on The Nasdaq Capital Market on September 16, 2025, which was the highest closing price of our ADSs reported on the Nasdaq Capital Market within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below US$75.0 million. In addition, in the event that subsequent to the effective date of this registration statement, the aggregate market value of the outstanding ordinary Shares held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this registration statement. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 11 of this prospectus under the caption “Risk Factors” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Related to This Offering.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ADSs representing our ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Turbo Energy, S.A. (the “Company”), was incorporated under the name of Distritech Solutions S.L. on September 18, 2013 under the laws of the Kingdom of Spain. The Company then changed its name to Solar Rocket S.L. on October 7, 2013. On April 8, 2021, Solar Rocket S.L. merged with a Spanish corporation, Turbo Energy S.L.U. Turbo Energy S.L.U then became a wholly owned subsidiary of Solar Rocket S.L. This merger was approved by the Board of Directors of both companies. Following the merger, the Company changed its name to Turbo Energy S.L. on April 8, 2021. On February 8, 2023, we transformed the Company from a Spanish unipersonal limited company to a Spanish limited stock company. As such, our Company’s name was changed to Turbo Energy, S.A.

Unless otherwise indicated or the context otherwise requires, in this prospectus, “Turbo Energy, S.A.,” “Turbo Energy,” the “Company,” “we,” “us,” and “our” refer to Turbo Energy, S.A. and its consolidated subsidiaries. See “Description of Share Capital.”

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Commonly Used Defined Terms

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“we,” “us,” “the Company,” “our” or “our Company” are to the combined business of Turbo Energy, S.A. (named before Turbo Energy S.L.), a Spanish corporation, and its consolidated subsidiary;

●	“Umbrella Global” is to Umbrella Global Energy, S.A. a company established under the laws of the Kingdom of Spain on March 23, 2018, our parent company. Mr. Enrique Selva Bellvis, our Chief Executive Officer and Chairman of the Board, owns 23.21% shares of Umbrella Global. Crocodile Investment owns 54% shares of Umbrella Global. Umbrella Global is a public company listed on BME GROWTH;

●	“Turbo Energy Solutions” is to Turbo Energy Solutions S.L.U. (named before IM2 Proyecto 35 S.L.U), a company established under the laws of the Kingdom of Spain on August 1, 2019, our wholly owned subsidiary;

●	“Crocodile Investment” is to Crocodile Investment, S.L.U., a company established under the laws of the Kingdom of Spain on November 8, 2013. Crocodile Investment is Umbrella Global’s 54% shareholder. Mr. Enrique Selva Bellvis, our Chief Executive Officer and Chairman of the Board, owns 100% shares of Crocodile Investment;

●	“EUR euros,” “euros” and “€” are to the legal currency of the European Union; and

●	“U.S. dollars,” “dollars,” “USD,” “US$,” or “$” are to the legal currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities.

Company Overview

Turbo Energy is a globally recognized pioneer of proprietary solar energy storage technologies and solutions managed through Artificial Intelligence (“AI”). Turbo Energy’s elegant all-in-one and scalable, modular energy storage systems empower residential, commercial and industrial users expanding across Europe, North America and Latin America to materially reduce dependence on traditional energy sources, helping to lower electricity costs, provide peak shaving and uninterruptible power supply and realize a more sustainable, energy-efficient future.

A testament to the Company’s commitment to innovation and industry disruption, Turbo Energy’s introduction of its flagship SUNBOX – unveiled to the market in the fourth quarter of 2022 – represents one of the world’s first high performance, competitively priced, all-in-one home solar energy storage systems, which also incorporates patented EV charging capability and powerful AI processes to optimize solar energy management delivered in the form of an intuitive, easy to use, cloud-based mobile app, marketed as Turbo Energy App.

Guided by our innovative mindset, we are endeavoring to deliver affordable, high performance solar energy storage technologies and solutions adaptable to every home, business, industrial plant and government facility on the globe. Our primary near-term growth objectives are centered on exploiting our competitive differentiation and include:

●	elevating global awareness and appreciation for the clean, elegant aesthetic and robust functionality, scalability and customization of SUNBOX solar energy storage solutions pioneered by Turbo Energy to support residential installations (SUNBOX Home and SUNBOX Home Lite), commercial and industrial installations (SUNBOX Industry and SUNBOX Industry Max), and utility companies (SUNBOX Utility); as well as the ease of SUNBOX installations with limited training required;

●	increasing global awareness and appreciation for our cloud-based Turbo Energy App powered by AI that allows for SUNBOX users worldwide to benefit from intelligent data collection, optimized stored energy management and predictive analytics which provide real-time insight into weather and electricity price forecasts, solar panel performance, energy consumption and material cost saving opportunities, among other metrics.

●	implementing global market penetration and geographic expansion initiatives with concentration in North America, South America and Europe; and

●	focusing on achieving fundamental financial strength through increased revenue, expense discipline and positive cash flow on a subsequent quarter-over-quarter basis; strengthen balance sheet through smart capital formation strategies.

Competitive Strengths

Our competitive strengths include the following:

●	Innovative Product Offerings: We have pioneered SUNBOX, an all-in-one, scalable, modular solar energy storage system. This system is enhanced by our proprietary AI-powered app, Turbo Energy App, which optimizes solar energy management and provides users with real-time data and predictive analytics. The inclusion of electric vehicle (“EV”) charging capabilities in our patented SUNBOX EV solution positions us uniquely in the market. Moreover, our product line, including the SUNBOX Home, SUNBOX Home Lite, SUNBOX Industry, SUNBOX Industry Max and SUNBOX Utility, caters to a wide range of customer needs from residential to industrial and utility-scale applications. This versatility in product offerings allows us to address our target market segments in a highly efficient and effective manner.

●	Advanced Technology Integration: The engagement of AI and machine learning technologies in our Turbo Energy App demonstrates our strong commitment to leveraging advanced technology for optimizing energy usage and providing valuable insights to users. This advanced technological capability is a significant competitive differentiator for us.

●	Strategic Market Expansion: We have a clear strategy for global market penetration and expansion, with particular focus on North America, South America and Europe. Our recently granted UL certifications in the United States signal our readiness to enter and effectively compete in the U.S. residential energy storage market with our differentiated SUNBOX Home solution, representing potentially significant long-term growth for our Company.

●	Strong R&D Focus: Our dedication to research and development is evident in our continuous product innovation and enhancement. This focus ensures we remain at the forefront of delivering leading-edge solar energy storage technology, raising the bar for performance and excellence in the markets we serve.

●	Strategic Partnerships: We have established strong strategic business partnerships with numerous industry leaders in electrical utilities and renewable energy, helping to greatly expand and enhance our market reach, reputation and credibility.

●	Experienced Leadership Team: Our proven and experienced leadership team possesses deep expertise in solar energy storage technologies and AI-enabled software development, which is crucial for executing our strategic initiatives successfully.

Collectively, these strengths underpin and amplify Turbo Energy’s reputation as a trusted industry leader and respected technology innovator in the global solar energy storage market.

Turbo Energy is a proud subsidiary of Umbrella Global Energy, S.A., a vertically integrated, global collective of solar energy-focused companies, which is traded on the Spanish Stock Exchange under symbol “UMB.”

We were organized under the laws of the Kingdom of Spain in September 2013. Our American Depositary Shares (“ADSs”) are presently listed on the Nasdaq Capital Market under the symbol “TURB.”

For the six months ended June 30, 2025 and 2024, our total revenues were €5,512,458 (approximately $6,498,631) and €4,953,433, respectively. For the years ended December 31, 2024, 2023 and 2022, our total revenues were €9,638,012 (approximately $9,976,306), €13,40,771 and €31,148,676, respectively. For the six months ended June 30, 2025 and 2024, our net loss totaled €1,397,715 (approximately $1,647,765) and €2,861,331, respectively. For the years ended December 31, 2024, 2023 and 2022, our net income (loss) was €(3,337,000) approximately $(3,337,000), €(2,013,788) and €1,028,578, respectively.

Our Products and Services

Turbo Energy has pioneered an innovative line of AI-driven solar energy storage and energy management solutions and services designed to meet the needs of the residential, commercial and industrial and utility sectors of the global photovoltaic energy industry. Through the products and services we sell, we aim to unleash the full power and potential of clean, sustainable solar energy and provide the most advanced tools and technologies necessary to efficiently and cost effectively harness it to power how people live, work and play, wherever they live, work and play.

Our fully integrated, all-in-one systems, branded and marketed as “SUNBOX,” are monitored and managed by the Company’s AI-optimized Turbo Energy App, which empowers users with an intelligent, customizable and convenient energy management solution viewed on any mobile Android or iOS device.

Residential Offerings

SUNBOX Home

The SUNBOX Home solar energy storage and management system combines and fully integrates into a sleek, elegant and durable container all of the modular components required to capture, store and efficiently manage solar energy produced by residential solar panel installations. With scalable capacity of up to 40 kW in back-up battery power for homes on and off the grid simply by adding batteries to the stack contained in the SUNBOX Home unit, each system is wirelessly connected to and managed by the Turbo Energy App, a cloud-based, AI-optimized energy management system that analyzes a vast amount of data relating to home electricity consumption and solar panel performance under various weather conditions. Through the Turbo Energy App platform, users are also provided with real-time weather and electricity price forecasts, enabling the system to intelligently optimize the use of energy stored in the system’s lithium-ion batteries housed in the SUNBOX Home unit.

SUNBOX EV

SUNBOX Home units sold to homeowners in the European Union are also available to come equipped with the Company’s electric vehicle (“EV”) charging capability – marketed as the SUNBOX EV, a patented Turbo Energy innovation. Unlike other systems on the market that may offer only EV charging or only energy storage, every SUNBOX EV user benefits from a fully integrated system that enables them to access and manage energy storage, consumption and energy saving data, environmental savings and EV charging status through the Turbo Energy App on their mobile device.

SUNBOX Home Lite

The SUNBOX Home Lite, introduced to market in late February 2025, combines the sleek design and robust functionality of the original SUNBOX Home tailored for homes requiring less than 15kh of solar energy storage. This innovation is supported by the cloud-based, AI-optimized Turbo Energy App, as well.

Commercial and Industrial Offerings

SUNBOX Industry

Introduced to market in 2024, our patent pending SUNBOX Industry is a highly scalable energy storage and management system for commercial and industrial (“C&I”) facilities seeking to deploy new Solar PV systems, expand existing systems or directly connect to rooftop panels in order to expand energy capacity with smart storage. This novel, intelligent system enables users to leverage our cloud-based AI energy management platform to automatically mitigate large price swings in the electricity market by buying energy at optimal times and prices. The system can also be easily configured using the Turbo Energy App for energy protection from power outages due to storms or at specific times when a facility may require access to more power over and above conventional electricity contracted from the grid. The system can scale from 30 kW to 2000kW in power and 30 kWh to 4000 kWh in storage capacity.

Offering a highly efficient and adaptable solution for both isolated and grid-connected projects, SUNBOX Industry provides numerous competitive benefits, which include allowing Turbo Energy’s brand-agnostic technology to be incorporated into any previously operational facility without the need to architect a project that allows both an initial plant and a newly incorporated plant to operate synchronously. Moreover, SUNBOX Industry allows for the expansion of a photovoltaic installation to be connected in direct current, while simultaneously taking advantage of the surpluses from the original plant simply by connecting with it in parallel.

On October 8, 2025, Turbo Energy announced the commercial launch of SUNBOX Industry Max, a powerful new 5 MWh energy storage system purpose-built for electro-intensive industries, alongside a customized software service designed to optimize complex industrial energy operations. SUNBOX Industry Max represents a significant evolution in industrial-scale energy storage. Its highly modular and configurable design supports multiple deployment architectures, allowing customers to tailor capacity and functionality to their specific energy profiles. The system seamlessly integrates with Turbo Energy’s new AI-driven software service, enabling intelligent forecasting, dynamic load balancing and predictive asset management across distributed facilities.

The launch marks a key step in Turbo Energy’s long-term strategy to expand its footprint in the global commercial and industrial market, a segment representing one of the fastest-growing opportunities within the renewable energy sector. By merging high-capacity storage technology with proprietary AI software service, Turbo Energy continues to differentiate itself as a technology-driven energy innovator focused on enabling industrial decarbonization and operational autonomy. SUNBOX Industry Max will debut as part of the Company’s recently awarded $53 million contract covering ten large-scale industrial facilities.

Utility-Scale Offerings

SUNBOX Utility

Turbo Energy is currently in development on its next innovation in SUNBOX offerings – the SUNBOX Utility, a state-of-the-art solar energy storage solution being engineered to meet the evolving demands of the utility sector. Designed for maximum flexibility and performance, SUNBOX Utility will enable grid-connected and hybrid systems to achieve greater efficiency, resilience, and profitability.

SUNBOX Utility will operate as part of a hybrid energy system or as a stand-alone facility, offering utility providers a robust, branded Battery Energy Storage System (“BESS”). Through strategic partnerships with leading Power Conversion System (“PCS”) manufacturers and technology innovators, Turbo Energy expects to deliver fully integrated solutions that enhance grid stability, support renewable energy integration, and improve overall system performance.

For smaller plants not engaged in ancillary services, Turbo Energy plans to offer compact hybrid solutions powered by our proprietary Artificial Intelligence Energy Management System (“AIEMS”). This advanced technology will continuously analyze real-time energy generation data and market conditions to optimize revenue and operational decisions. These intelligent systems will help mitigate the challenges of low energy pricing during peak solar hours and boost the economic viability of hybrid projects.

Turbo Energy’s development and commercialization of the SUNBOX Utility platform is helping to reinforce our commitment to shaping the future of energy. With a focus on innovation, AI-driven optimization, and strategic collaboration, we expect to empower utilities and energy operators to unlock new value streams, reduce carbon footprints and meet the dynamic needs of the modern power grid.

We expect to complete development of SUNBOX Utility’s software platform in 2025 with sales commencing later this year. The hardware components have been completed.

Year-Over-Year Revenue Performance of Our SUNBOX Products

Total sales of our SUNBOX all-in-one systems increased by €2,651,261, or 330%, to €3,455,505 (approximately US$3,576,795) for the year ended December 31, 2024, from €804,244 for the year ended December 31, 2023. The notable increase was primarily due to our success in achieving deeper market penetration for the SUNBOX Home system in Spain and other European countries combined with the market introduction of the SUNBOX Industry system in 2024. Sales of SUNBOX Home for residential solar installations rose €1,051,257, or 130.7%, to €1,855,501 (approximately US$1,920,629) for the year ended December 31, 2024 – up from €804,244 in the prior year. Sales of SUNBOX Industry, designed for commercial and industrial applications, totaled €1,600,004 (approximately US$1,656,164) for the 12 months ended December 31, 2024, which compared to €0 sales in 2023.

Batteries

As one of the leading companies that introduced lithium-ion batters for solar energy storage in Spain, today Turbo Energy sells a full line of robust, reliable and easy-to-install lithium-ion batteries to customers on a global basis designed to support self-consumption and/or isolated installations.

●	Lithium Series 24V 2.24 kWh Battery: Lithium NMC battery with a capacity of 2.2 kWh and 4500 cycles of guaranteed life, ideal for off-grid solar installations. It does not require communication with the inverter, because unlike Lithium Ferro Phosphate (“LiFePO4”) technology, it is easily managed by voltage.

●	Lithium Series 48V 2.4 kWh Battery: LiFePO4 battery with 2.4 kWh capacity and 6000 cycles of guaranteed life that is ideal for photovoltaic self-consumption with storage applications and off-grid solar installations. It is compatible with Turbo Energy, Voltronic and Victron inverters and has a parallel connection capacity of up to 40 units. Quick connections allow for reduced installation times.

●	Lithium Series 48V 5.1 kWh Battery: LiFePO4 battery with 5.1 kWh capacity and 6000 cycles of guaranteed life that is ideal for photovoltaic self-consumption with storage applications and off-grid solar installations. It is compatible with Turbo Energy and Voltronic inverters and has a parallel connection capacity of up to 6 units. Quick connections allow for reduced installation times. In addition, it is a dual battery system, the only battery solution on the market that works in low and high voltage at the same time and is compatible with industrial scale projects.

●	HV Lithium Series 48V 2.4 kWh Battery: LiFePO4 lithium-ion battery with 6,000 cycles of guaranteed life. Suitable for series operation and compatible with virtually all inverters on the market. Quick connections allow for reduced installation times.

●	48v 3.6 kWh Lithium Series Battery: LiFePO4 lithium-ion battery with 6,000 cycles of guaranteed life that is ideal for photovoltaic self-consumption with storage applications and off-grid solar installations. It features parallel connection capacity up to 40 units and has quick connections that make for fast installation.

●	Lithium Series Slim 48V 5.1 kWh Battery: LiFePO4 battery of 5.1 kWh capacity and 48V for self-consumption and isolated installations. Parallel connection of up to 15 batteries with communication. Features a profile that is 33% narrower and 15% lighter than other batteries.

●	Lithium Series Dual 48V 5.1 kWh Battery: LiFePO4 lithium-ion battery with 6,000 cycles of guaranteed life that is suitable for series and parallel operation. Compatible with virtually all inverters on the market and has quick connections that allow for reduced installation times. Its parallel UTP communication cable is valid for all inverters. In addition, it is a dual battery system, the only battery solution on the market that works in low and high voltage at the same time and is compatible with industrial scale projects.

●	Lithium Series Slim 48V 2.4 kWh Battery: LiFePO4 battery with 2.4 kWh capacity and 48V for self-consumption and isolated installations. It features parallel connection capacity up to 15 batteries with communication and is ultra narrow ideal for installations with limited space.

Revenue from batteries decreased by €3,499,946, or 53.2%, to €3,078,584 (approximately US$3,186,642) for the year ended December 31, 2024 from €6,578,530 for the year ended December 31, 2023 due to several factors. Namely, the key factor that contributed to the decline in battery sales was our shift in focus on sales of our flagship SUNBOX products for residential and commercial and industrial solar installations, away from the sale of storage components, such as individual batteries and inverters. Revenue from batteries accounted for 31.9% of our total revenue for the year ended December 31, 2024, as compared to 50.1% for the year ended December 31, 2023. We have been selling our batteries since September 2013.

Inverters

The inverter is the most vital component in a photovoltaic system. It converts the direct current produced by solar panels into alternating current that can be used by household appliances. The inverter also regulates the battery charging and discharging based on energy needs and optimizes the utilization of generated renewable energy. We are currently offering the following inverters:

●	Three-Phase Hybrid Series HV 30.0: A three-phase hybrid inverter of 30 kW which is ideally suited for both self-consumption applications and off-grid installations. Through the Turbo Energy App, this inverter features a peak shaving function that automatically programs the energy storage system to consume battery power during periods of peak demand on the grid.

●	Three-Phase OnGrid Series 100.0: A three-phase grid inverter consisting of six MPPTs, with four inputs on each. It has zero-dump functionality and efficiency of up to 98.7%.

●	Single Phase OnGrid Series 8.0: A single-phase grid inverter consisting of two MPPTs and three string inputs. It has zero-dump functionality and an efficiency of up to 97.7%.

●	Hybrid Series 48V 5.0 and 6.0 Inverters: A single-phase hybrid inverter ideal for both photovoltaic self-consumption applications and off-grid installations. Through the Turbo Energy App, this inverter features a peak shaving function that automatically programs the energy storage system to consume battery power during periods of peak demand on the grid.

●	Three-Phase Hybrid Series Inverter 48V 10.0 and 5.0: A three-phase hybrid inverter ideal for photovoltaic self-consumption applications as well as for off-grid installations. Through the Turbo Energy App, this inverter features a peak shaving function that automatically programs the energy storage system to consume battery power during periods of peak demand on the grid.

Revenue from inverters decreased by €1,316,704, or 42.0%, to €1,817,121 (approximately US$1,880,902) for the year ended December 31, 2024 from €3,133,825 for the year ended December 31, 2023. The decline in invertor sales was primarily due to the reduction in demand in Spain caused by a series of external factors explained above. These are essential products for domestic photovoltaic installations. Revenue from inverters accounted for 18.9% of our total revenue for the year ended December 31, 2024, as compared to 23.9% for the year ended December 31, 2023. We have been selling inverters since September 2013.

Turbo Energy App

The software system supporting our proprietary line of advanced SUNBOX energy storage solutions is essential to the success of our business. The combination of state-of-the-art equipment integrated into an all-in-one product, coupled with our cloud-based AI-optimized Turbo Energy App that optimizes its operation, turns Turbo Energy’s value proposition into one that positions our Company as a global energy solutions provider with leadership potential in the solar self-consumption sector. In communication with our inverter, Turbo Energy App monitors the energy flows between the photovoltaic modules (solar panels), household consumption, storage and the electric vehicle (if SUNBOX EV charger is used). Our app allows users to customize an automatic backup mode based on the prediction of a storm or manually select which part of the battery will be reserved for possible power outages. It also allows the battery to be used as a peak shaving function, which allows savings to be generated by reducing the contracted power of the home or business.

The customization modes allow changes between maximum self-consumption and maximum savings and thereby allows for the reduction of electricity by using the stored energy only when it offers the best economic profitability, as if the user had an energy financial advisor who manages all the technical and economic variables of the business. Turbo Energy App achieves its objectives through machine learning algorithms and the analysis of thousands of data points that lead to the generation of hourly patterns of consumer behavior and the solar generation system. These results are crossed with weather forecasts and hourly energy prices to achieve optimization. We believe that it is the only energy management platform that can, through these forecasts, seek economical energy in the grid at any time of the day to top up the batteries when solar energy does not generate as many surpluses. Further, our app gives users the option to charge their vehicles with clean energy only, or at the lowest price possible, or at maximum speed.

We further believe that the Turbo Energy App, which governs the inverters and the SUNBOX system, is the most notable differentiating factor of our products compared to those of our competitors. While we co-design the hardware with our suppliers, we develop the management software entirely in-house. Specifically, the app is designed 100% in our offices and programmed by 75% internal personnel and 25% contracted personnel based in Spain.  As advanced technology continues to evolve, the Turbo Energy App will be subject to ongoing development and enhancements to ensure we deliver optimal, leading-edge capabilities and performance.

The Turbo Energy App consists of a back-end that is hosted on Amazon cloud servers in Europe and communicates with applications installed on the user’s mobile device. Both the app and back-end communicate via Wi-Fi with the inverter or SUNBOX system installed in the house or business. All optimization algorithms and AI are thus protected on our servers. By utilizing our own internal resources to develop and program the Turbo Energy App, we are able to offer a highly differentiated product to our customers.

Recent Developments

Enerfip Crowdfunding Platform

On August 26, 2024, Turbo Energy entered into an agreement with Enerfip, a leading France-based crowdfunding platform, providing for the Company to explore, through Enerfip’s crowdfunding platform, financing from European individual investor, namely investor residing in France and Spain. If Turbo Energy’s project receives acceptance and interest among investor on Enerfip’s platform, the form agreed between the parties to carry out the financing would be to raise up to €2,000,000 on a first tranche through a 36-month simple debt bond, with an interest rate of 8.75% (“Crowd Bond”). The interest will be repaid semiannually. On October 28, 2024, the Company closed the issuance of the first tranche and reported on Form 6-K filed with the SEC that the yielded subscriptions amounting to gross proceeds of €914,110. The second tranche was closed on January 7, 2025, raising total gross proceeds of €619,410 (approximately US$643,666); and the third tranche closed on February 27, 2025, raising total gross proceeds of €1,000,000 (approximately US$1,078,475).

U.S. Expansion Initiative

On October 22, 2024, the Company announced that it has partnered with U.S.-based Connection Holdings to employ its award-winning market penetration capabilities and to leverage its extensive nationwide network of leading U.S. solar installation companies to assist Turbo Energy in introducing and winning U.S. market share for the Company’s proprietary, all-in-one, AI-optimized SUNBOX Home solar energy storage system designed specifically for residential applications. According to the Q3 2024 industry research report released by the Solar Energy Industries Association and Wood Mackenzie, homeowners and businesses are increasingly demanding solar systems that are paired with battery storage. California’s shift in net metering policy and state incentives for solar-plus-storage in other markets have driven attachment rates up in recent quarters. The report further states that by 2028, 28% of all new distributed solar capacity will be paired with storage, compared to under 12% in 2023 (Source: https://seia.org/research-resources/solar-industry-research-data/).

Turbo Energy’s U.S. market launch will be led by a multi-month beta test, whereby Connection Holdings will coordinate the deployment of several SUNBOX Home system installations in residences located in key, high growth markets across the nation. Following the conclusion of the beta test and analysis of collected data and feedback from installers and homeowners, Connection Holdings is tasked with implementing a national marketing campaign designed to ramp sales of SUNBOX Home and help to define and refine, as necessary, the U.S.-based infrastructure needed to support anticipated market demand in the months and years to come.

Latin American Expansion Initiative

On March 19, 2025, Turbo Energy announced its expansion into Latin America with the formation of Turbo Energy Solutions (“TES”), a wholly owned subsidiary of the Company created to offer advanced, fully integrated, end-to-end solutions for scalable generation, storage and intelligent AI-optimized management of solar energy for commercial and industrial (“C&I”) customers in Chile. Through TES, the Company has also introduced its new Energy-as-a-Service financing program, which enables C&I customers in Chile to acquire, deploy and capitalize on advanced solar energy production systems integrated with SUNBOX Industry and its innovative AI-powered energy management system, without the need to make large upfront investments in equipment. Customers benefit from an optimized, efficient and sustainable energy supply while also taking full economic advantage of a payment system based on SUNBOX Industry’s AI-powered energy management performance. The EaaS financing program represents a potentially lucrative new recurring revenue stream for Turbo Energy that is expected to fuel exponential growth for the Company as market acceptance and adoption of SUNBOX Industry gains momentum in the region.

On April 30, 2025, Turbo Energy announced that it had teamed with Saesa, one of Chile’s largest electric utilities, to expand the deployment of smart battery systems across the Andean country. This partnership marks a significant step forward in Turbo Energy’s expansion into Latin America, resulting in the completion of the companies’ first joint project- the installation of a smart battery energy storage system (“BESS”) at the headquarters of Bayas del Sur, a leading berry producer in southern Chile. The project integrates lithium batteries with 200 kW of power and 880 kWh of storage capacity. Designed to complement Bayas del Sur’s existing photovoltaic installation, the system enables the plant to optimize energy consumption, reduce fuel dependence and maintain operations during peak demand periods or grid outages.

Contract to Power Uber’s Electric Fleet in Spain

On September 10, 2025, Turbo Energy announced the signing of a flagship agreement providing for the Company to power Uber’s electric vehicle (“EV”) fleet in Spain. Uber Technologies, Inc. is a global technology platform that connects riders, drivers, eaters and merchants, empowering seamless mobility, delivery, and freight services across more than 70 countries and approximately 15,000 cities. Uber continues to advance urban transportation through innovation, scale and a commitment to reshaping how people move and get around.

At the heart of the project is Turbo Energy’s proprietary, patent-pending SUNBOX Industry system, an innovative energy storage solution. SUNBOX Industry not only enables large-scale charging but also offers unique functionalities for projects with limited power availability, helping fleets overcome grid constraints that often slow the adoption of electric mobility. To power 10 high-capacity charging points for Uber, SUNBOX Industry systems were installed to create a 1 MW / 2 MWh smart storage hub, unlocking the ability to charge over 300 vehicles even though the site’s grid connection could only supply 600 kW, covering a third of the power needed to run all the chargers. By adding 1,000 kW of flexible storage capacity, SUNBOX Industry expanded total available power to 1.6 MW – ensuring seamless charging without overloading the grid. With built-in AI control, SUNBOX Industry automatically adjusts charging power based on grid supply and battery status, guaranteeing uninterrupted operation and avoiding costly downtime. This capability makes SUNBOX Industry an ideal solution for companies looking to electrify fleets in areas where grid capacity is limited.

$53 Million Contract to Deploy Solar Storage Capacity Across 10 Factories

On September 26, 2025, the Company announced that it has been selected to supply and implement energy storage projects in Spain with a total capacity of 366 MWh. The projects, valued at approximately $53 million, are scheduled to be executed over the next two years. This large-scale initiative will be developed for a major industrial group in the construction industry. Turbo Energy will provide turnkey integration of the systems, along with its AI-driven energy management platform, for deployment across more than ten industrial facilities with varying technical requirements. These systems will help the factories optimize electricity consumption, enhance operational efficiency, reduce exposure to volatile energy prices and significantly advance the electrification of its operations.

The SUNBOX Industry solar battery storage solution, introduced in 2024, is a patent-pending, highly scalable energy storage and management system designed for commercial and industrial facilities. It supports new solar PV deployments, expansions of existing systems, or direct rooftop connections to expand energy capacity with smart storage. Each system integrates with Turbo Energy’s cloud-based AI energy management platform, which automatically mitigates electricity market volatility by purchasing energy at optimal times and prices. SUNBOX Industry also provides configurable backup power during outages or periods of peak demand. With scalability ranging from 30 kW to 2,000 kW in power and 30 kWh to 4,000 kWh in storage capacity, the solution offers unmatched flexibility for both isolated and grid-connected projects. Notably, Turbo Energy’s brand-agnostic design allows SUNBOX Industry to be deployed seamlessly in existing facilities, while also enabling photovoltaic expansions to connect in direct current and share surpluses in parallel with legacy systems.

Appointment of New Chief Financial Officer

On October 23, 2025, the Company announced the appointment of Lucia Tamarit as the Company’s new Chief Financial Officer, effective October 22, 2025 Ms. Tamarit has succeeded Alejandro Morangues, who has elected to pursue other career opportunities. Ms. Tamarit holds a Licentiate degree in Business Administration and Management and a Professional Specialist Degree in Auditing from the Polytechnic University of Valencia. Ms. Tamarit also completed an Erasmus program at Ghent University in Belgium. Prior to joining Turbo Energy, Ms. Tamarit served as Financial Manager at CSP Spain, a leading Spanish port operator, where she had been responsible for accounting, taxation, management control and reporting to the parent company’s international CFO. Ms. Tamarit previously worked for Ernst & Young in Madrid and Valencia, gaining extensive experience in auditing multinational companies and implementing ERP systems such as SAP. Ms. Tamarit will report directly to the Company’s Chief Executive Officer.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 25, 2025; and our reports on Form 6-K furnished on January 10, 2025, February 11, 2025, February 28, 2025, March 14, 2025, March 20, 2025, June 9, 2025, June 27, 2025, September 18, 2025, October 8, 2025, October 30, 2025, November 4, 2025 and November 12, 2025, as described under the caption “Incorporation of Certain Information by Reference” on page 71 of this prospectus.

Our Corporate Information

Turbo Energy, S.A. was incorporated under the name of Distritech Solutions S.L. on September 18, 2013 under the laws of the Kingdom of Spain. The Company then changed its name to Solar Rocket S.L. on October 7, 2013. On April 8, 2021, Solar Rocket S.L. merged with Spanish corporation Turbo Energy S.L.U (“Turbo Energy S.L.U.”). Turbo Energy S.L.U then became a wholly-owned subsidiary of Solar Rocket S.L. This merger was approved by the Board of Directors of both companies. Following the merger, the Company changed its name to Turbo Energy S.L. on April 8, 2021. On February 8, 2023, we changed the Company from a Spanish unipersonal limited company to a Spanish limited stock company. As such, our Company’s name was changed to Turbo Energy, S.A.

ADSs representing our ordinary shares were admitted to trading on The Nasdaq Capital Market on September 22, 2023 under the symbol “TURB.”

Our principal executive offices are located at Plaza de América 2, 4AB, Valencia, Spain 46004. Our telephone number at this location is +34 960 450 026.

We maintain a website at www.turbo-e.com to which we regularly post copies of our press releases, as well as additional information about our Company. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y. 10168.

Offerings Under This Prospectus

Under this prospectus, we may offer ADSs representing our ordinary shares, various series of debt securities, or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investor or to, or through, agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Summary of Risk Factors

Investing in our Company involves significant risks. These risks include the following:

●	Our products may experience quality problems from time to time that could result in negative publicity, litigation, product recalls and warranty claims, which could result in decreased revenues and harm to our brands.

●	We expect to incur research and development costs and devote significant resources to developing new solar energy storage and management products, which could significantly reduce our profitability and may never result in revenue to the Company.

●	Our success depends on our ability to develop new products and capabilities that respond to customer demand, industry trends or actions by our competitors and failure to do so may cause us to lose our competitiveness in the photovoltaic energy storage industry and may cause our profits to decline.

●	We are dependent on a few customers for a significant amount of our net revenues.

●	We depend on limited-source suppliers for key components and products. If we are unable to source these components and products on a timely basis, we will not be able to deliver our products to our customers.

●	If we or our contract manufacturers are unable to obtain raw materials in a timely manner or if the price of raw materials increases significantly, production time and product costs could increase, which may adversely affect our business.

●	The loss of, or events affecting, one of our major customers could reduce our sales and have an adverse effect on our business, financial condition and results of operations.

●	We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles.

●	We are a Spanish corporation, and it may be difficult to enforce judgments against us in U.S. domestic courts.

●	We are dependent on information technology systems, infrastructure and data. We or third parties upon which we rely could be subject to breaches of our information technology systems caused by system security risks, failure of our data protection, cyberattacks and erroneous or non-malicious actions or failures to act by our employees or others with authorized access to our networks, which could cause significant reputational, legal and financial damages.

●	The software we use in providing system configuration recommendations, potential energy savings estimates, weather forecasts and other data metrics to customers relies, in part, on third party information that may not be accurate, or up-to-date; this may therefore generate inaccurate recommendations or estimates, which could potentially harm our reputation and customer confidence.

●	If we fail to protect, or incur significant costs in enforcing, our intellectual property and other proprietary rights, our business and results of operations could be negatively impacted.

●	If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

●	Our planned expansion into existing and new markets could subject us to additional business, financial and competitive risks.

●	If we do not forecast demand for our products accurately, we may experience product shortages, delays in product shipment or excess product inventory, any of which will adversely affect our business and financial condition.

●	Changes in the United States trade environment, including the recent imposition of import tariffs, could adversely affect the amount or timing of our future revenue, results of operations or cash flows.

●	Our international operations subject us to additional risks that could adversely affect our business, results of operations and financial condition.

●	Changes in current laws or regulations or the imposition of new laws or regulations, or new interpretations thereof, in the solar energy sector, by federal or state agencies in the United States or foreign jurisdictions could impair our ability to compete, and could materially harm our business, financial condition and results of operations.

●	The deposit agreement provides that any legal action may only be instituted in a state or federal court in the city of New York, which may result in holders of our ADSs or ordinary shares having limited choice of forum and limited ability to obtain a favorable judicial forum for complaints against us or our respective directors, officers or employees.

●	The deposit agreement waives holders of our ADSs’ right to jury trial in any legal proceeding arising out of the deposit agreement or the ADRs against us and/or the depository, which could result in less favorable outcomes to the plaintiffs in any of such actions.

●	The form of Representative’s Warrant provides that any legal action may only be instituted in a state or federal court in the city of New York, New York, which may result in holders of the Representative’s Warrant having limited choice of forum and limited ability to obtain a favorable judicial forum for complaints against us or our respective directors, officers or employees.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	Mr. Enrique Selva Bellvis, our Chairman of the Board, currently owns a majority of our outstanding ordinary shares. As a result, he has the ability to approve all matters submitted to our shareholders for approval.

●	Future issuances of our ADSs or ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the expiration of lock-up agreements that restrict the issuance of new ADSs or ordinary shares or the trading of outstanding ADSs or ordinary shares, could cause the market price of our ADS to decline and would result in the dilution of your holdings.

●	We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we received in our initial public offering, and may not use them effectively.

●	Holders of ADSs are not treated as holders of our ordinary shares.

Risks Relating to Our Business and Industry

Our solar energy storage products may experience quality problems from time to time that could result in negative publicity, litigation, product recalls and warranty claims, which could result in decreased revenues and harm to our brands.

A catastrophic failure of our products could cause personal or property damages for which we would be potentially liable. Damage to or the failure of our products to perform to customer specifications could result in unexpected warranty expenses or result in a product recall, which would be time consuming and expensive. Any product recall in the future, whether it involves our or a competitor’s product, may result in negative publicity, damage our brand and materially and adversely affect our business, financial condition and results of operations. In the future, we may voluntarily or involuntarily initiate a recall if any of our products are proven to be or possibly could be defective or noncompliant with applicable environmental laws and regulations, including health and safety standards. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image, as well as our business, financial condition and operating results.

Our solution, by making use of energy monitoring and management software, is susceptible to cyberattacks that could cause the management system to malfunction or even stop, without preventing the photovoltaic generation of the installation.

We may be subject to product liability claims.

If one of our products were to cause injury to someone or cause property damage, including as a result of product malfunctions, defects, or improper installation, then we could be exposed to product liability claims. We could incur significant costs and liabilities if we are sued and if damages are awarded against us. Further, any product liability claim we face could be expensive to defend and could divert management’s attention. The successful assertion of a product liability claim against us could result in potentially significant monetary damages, penalties or fines, subject us to adverse publicity, damage our reputation and competitive position, and adversely affect sales of our products. In addition, product liability claims, injuries, defects, or other problems experienced by other companies in similar industry could lead to unfavorable market conditions for the industry as a whole and may have an adverse effect on our ability to attract new customers, thus harming our growth and financial performance.

We expect to incur research and development costs and devote significant resources to developing new products, which could significantly reduce our profitability and may never result in revenue to the Company.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop, manufacture and introduce new products and enhance existing products. Our research and development expenses were €361,333 (approximately US$374,016) and €361,420 during the fiscal year ended December 31, 2024 and 2023 and are likely to grow in the future. Further, our research and development program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will be either successful or completed within anticipated timeframes, if at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose competitiveness in the renewable energy storage market. In addition, in order to compete effectively in the renewable energy storage industry, we must be able to launch new products to meet our customers’ demands in a timely manner. However, we cannot provide assurance that we will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of our manufacturing facility and resources to full production under any new product programs will not impact production rates or other operational efficiency measures at our manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delays in related product development and failure of new products to operate properly. Any failure by us to successfully launch new products, or a failure by our customers to accept such products, could adversely affect our results.

The energy storage markets in which we operate are in their infancy and highly competitive, and we may not be successful in competing in these markets as the industry further develops. We currently face competition from new and established competitors in the global regions we serve and expect to face competition from others in the future, including competition from companies with new technology.

The worldwide energy storage market is in its infancy, and we expect it will become more competitive in the future. We also expect more regulatory burden as customers adopt this new technology. There is no assurance that our energy storage solutions will be successful in the respective markets in which they compete. A significant and growing number of established and new companies, as well as other companies, have entered or are reported to have plans to enter the energy storage market. Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing, sales networks and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Increased competition could result in lower unit sales, price reductions, revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results. The energy storage industry is highly competitive.

We face competition from other manufacturers, developers and installers of energy storage systems, as well as from large utilities. Decreases in the retail prices of electricity from utilities or other renewable energy sources could make our products less attractive to customers.

Events that negatively impact the growth of renewable energy will have a negative impact on our business and financial condition.

The growth and profitability of our business is dependent upon the future growth of renewable energy, such as wind and solar. The growth of renewable energy and an increase in the number of renewable energy projects are dependent upon a number of factors, including governmental policies offering incentives that encourage the building of renewable energy projects and offset the cost of alternative energy sources, including new technologies. Any events or change in the regulatory framework or electricity energy market that negatively impact the growth and development of renewable energy, particularly wind and solar energy, will have a negative impact on our business and financial condition.

The solar industry is an evolving industry that has experienced substantial changes over the years, and we cannot be certain that consumers and businesses will adopt solar PV systems as an alternative energy source at levels sufficient to continue to grow our solar energy storage business. Traditional electricity distribution is based on the regulated industry model under which businesses and consumers obtain their electricity from a government regulated utility. For alternative methods of distributed power to succeed, businesses and consumers must adopt new purchasing practices. The viability and continued growth in demand for solar energy solutions and energy storage systems and, in turn, our products, may be impacted by many factors outside of our control, including:

●	market acceptance of solar energy storage systems based on our product platform;

●	availability and amount of government subsidies and incentives to support the development and deployment of solar energy solutions;

●	cost competitiveness, reliability and performance of solar energy storage systems compared to conventional and non-solar renewable energy sources and products;

●	our ability to timely introduce and complete new designs and timely qualify and certify our products;

●	the extent to which the electric power industry and broader energy industries are deregulated to permit broader adoption of solar electricity generation and storage;

●	the cost and availability of key raw materials and components used in the production of solar energy systems;

●	prices of traditional utility-provided energy sources;

●	whether solar system installers, system owners and solar financing providers will adopt our energy storage solutions;

●	levels of investment by end-users of solar energy products, which tend to decrease when economic growth slows; and

●	the emergence, continuance or success of, or increased government support for, other alternative energy generation technologies and products.

If demand for solar energy solutions does not grow, demand for our products from residential homeowners, commercial businesses and utilities will decrease, which would have an adverse impact on our ability to increase our revenue and grow our business. Further, our success depends on continued demand for solar energy solutions and the ability of solar equipment vendors to meet this demand. Supply chain disruptions, increased interest rates and higher inflation, have caused and may continue to cause various negative effects, including an inability to meet the needs of our existing or potential end customers. If demand for solar energy solutions decreases or does not grow, demand for our products will decrease, which would have an adverse impact on our ability to increase our revenue and grow our business.

Increased scrutiny from stakeholders and regulators regarding ESG practices and disclosures, including those related to sustainability, and disclosure could result in additional costs and adversely impact our business and reputation.

Companies across all industries are facing increased scrutiny regarding their ESG practices and disclosures and institutional and individual investor are increasingly using ESG screening criteria in making investment decisions. Our disclosures on these matters or a failure to satisfy evolving stakeholder expectations for ESG practices and reporting, which may conflict with one another, may potentially harm our reputation and impact employee retention, customer relationships and access to capital. For example, certain market participants use third-party benchmarks or scores to measure a company’s ESG practices in making investment decisions and customers and suppliers may evaluate our ESG practices or require that we adopt certain ESG policies as a condition of purchasing our products or services. In addition, our failure or perceived failure to pursue or fulfill our goals, targets and objectives or to satisfy various reporting standards within the timelines we announce, or at all, could expose us to government enforcement actions and private litigation. Furthermore, complying or failing to comply with existing or future federal, state, local, and foreign legislation and regulations applicable to ESG practices, which may conflict with one another, could cause us to incur additional compliance and operational costs or actions and suffer reputational harm, which could materially and adversely affect our business, financial condition and results of operations.

Our ability to achieve any goal or objective, including with respect to environmental and diversity initiatives and compliance with ESG reporting standards, is subject to numerous risks, many of which are outside of our control. Examples of such risks include the availability and cost of technologies and products that meet sustainability and ethical supply chain standards, evolving regulatory requirements affecting ESG standards or disclosures, our ability to recruit, develop and retain diverse talent in our labor markets, and our ability to develop reporting processes and controls that comply with evolving standards for identifying, measuring and reporting ESG metrics. Methodologies for reporting ESG data may be updated and previously reported ESG data may be adjusted to reflect improvement in availability and quality of third-party data, changes in assumptions, changes in the nature and scope of our operations and other changes in circumstances. Our processes and controls for reporting ESG matters across our operations and supply chain are evolving along with multiple disparate standards for identifying, measuring and reporting ESG metrics, including ESG-related disclosures that may be required by the SEC, European and other regulators, and such standards may change over time, which could result in significant revisions to our current goals, reported progress in achieving such goals, or ability to achieve such goals in the future. As ESG best-practices, reporting standards and disclosure requirements continue to develop, we may incur increasing costs related to ESG monitoring and reporting.

If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited.

Market estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. Our market opportunity is also based on the assumption that our existing and future offerings will be more attractive to our customers and potential customers than competing products and services. If these assumptions prove inaccurate, our business, financial condition and results of operations could be adversely affected.

We have a history of losses and may not be able to achieve or sustain profitability in the future.

We have a history of incurring net losses and we may not achieve or maintain profitability in the future. Our net loss for the years ended December 31, 2024 and 2023 totaled €3,337,000 (approximately US$3,454,130) and €2,013,788, respectively. We cannot predict when or whether we will reach or maintain profitability.

We are dependent on a few customers for a significant amount of our net revenues.

Historically a significant amount of our product sales has been generated from a small number of customers. For example, our top 10 customers, on an aggregate basis, accounted for approximately €4,391,090 (approximately $4,242,189) in revenue or 44.9% of our total revenue for the fiscal year ended December 31, 2024. For the fiscal year ended December 31, 2023, revenues from our top 10 customers accounted for approximately €5,004,061, or 35.9% of our total revenue.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers. In addition, revenues from these larger customers may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services and products, which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our ADSs. If any of these large customers terminates our services, such termination would negatively affect our revenues and results of operations and/or trading price of our ordinary shares. There is no assurance that we will be successful in our efforts to convince customers to accept our products. Our failure to sell our products could have a material adverse effect on our financial condition and results of operations.

For most of our sales and customers, we do not have long-term contracts. Future agreements with respect to pricing, returns, promotions, among other things, are subject to periodic negotiation with such customers. No assurance can be given that our customers will continue to do business with us. The loss of any of our significant customers will have a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, the uncertainty of product orders can make it difficult to forecast our sales and allocate our resources in a manner consistent with actual sales, and our expense levels are based in part on our expectations of future sales. If our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls.

Real or perceived hazards associated with Lithium-ion battery technology may affect demand for our products.

Press reports have highlighted situations in which lithium-ion batteries have caught fire or exploded. For instance, in 2020, LG Chem recalled several residential solar battery storage products because of concerns about fire safety. Five fires involving these battery systems have been reported, including an explosion at an energy storage facility in Arizona that caused several injuries. Such publicity has resulted in a public perception that lithium-ion batteries are dangerous and unpredictable. Although we believe that the battery packs installed in our SUNBOX energy storage systems are safe, these perceived hazards may result in customer reluctance to adopt our SUNBOX energy storage solutions.

Economic conditions may adversely affect consumer spending and the overall general economic health of our retail customers, which, in turn, may adversely affect our financial condition, results of operations and cash resources.

Uncertainty about the existing and future global economic conditions may cause our customers to defer purchases or cancel purchase orders for our products in response to tighter credit, decreased cash availability and weakened consumer confidence. Our financial success is sensitive to changes in general economic conditions both on a global and regional basis. Recessionary economic cycles, higher interest borrowing rates, higher fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors that may affect consumer spending or buying habits could continue to adversely affect the demand for our products. If credit pressures or other financial difficulties result in insolvency for our customers it could adversely impact our financial results. There can be no assurances that government and consumer responses to the disruptions in the financial markets will restore consumer confidence.

Since 2020, the European Union’s inflation rate has risen from 0.48% in 2020 to 2.7% as of December 2024. However, recent inflationary pressures have not had a significant impact on our operations. While inflation is recognized as a potential risk, we do not believe that the impact of inflation on our operations is material. It is possible, however, that future inflationary pressures could have a greater impact on our operations, and we will monitor this risk closely.

We are dependent on a limited number of suppliers for our batteries, inverters, and photovoltaic modules and the inability of these suppliers to continue to deliver, or their refusal to deliver, these products at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

We source batteries, inverters, and photovoltaic modules from a limited number of manufacturers located in China. For batteries, while we obtain components for our products and systems from multiple sources whenever possible, we have spent a great deal of time on developing and testing our batteries that we receive from our key suppliers. We currently have five different battery suppliers who are all located in China. For our inverters, we import them from a two partners suppliers based in China. The current reliance on partners suppliers from China for our main products has not, to date, posed any drawbacks, despite the contraction in the worldwide supply of products caused by the COVID, which effects continued to be felt in 2024. The large number of suppliers in that country means that we can change suppliers with some ease. A geopolitical conflict with China on a global level would be a potential supply problem, although the economic impact on a large scale in all sectors and in all markets would be even more serious than the lack of supplies.

As to the photovoltaic modules and the structures that support them, they are purchased from different suppliers in the market. We generally do not maintain long-term agreements with our source suppliers, as we don’t consider them as a value-added product and we are always looking for the best balance between quality and price. While we believe that we will be able to establish additional supplier relationships, we may be unable to do so in the short term or at all at prices, quality or costs that are favorable to us.

In addition, the conception, design, manufacture of the exterior and structural part, and assembly of components for our SUNBOX energy storage systems are all completed in Spain. The assembly of our SUNBOX systems is provided by a single supplier located in Spain. Any disruption between our relationship with the supplier, or if the supplier is unable to meet our demands, our business and results of operations could be adversely affected.

Changes in business conditions, wars, regulatory requirements, economic conditions and cycles, governmental changes and other factors beyond our control could also affect our suppliers’ ability to deliver components to us on a timely basis or cause us to terminate our relationship with them and require us to find replacements, which we may have difficulty doing. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The loss of any limited source supplier or the disruption in the supply of components from these suppliers could lead to delays in the deliveries of our battery products and systems to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

If we do not forecast demand for our products accurately, we may experience product shortages, delays in product shipment or excess product inventory, any of which will adversely affect our business and financial condition. We manufacture our products according to our estimates of customer demand. This process requires us to make multiple forecasts and assumptions relating to the demand of our distributors, their end customers and general market conditions. Because we sell most of our products to distributors, who in turn sell to their end customers, we have limited visibility as to end-customer demand. We depend significantly on our distributors to provide us visibility into their end-customer demand, and we use these forecasts to make our own forecasts and planning decisions. If the information from our distributors turns out to be incorrect, then our own forecasts may also be inaccurate. Furthermore, we do not have long-term purchase commitments from our distributors, installers or end customers, and our sales are generally made by purchase orders that may be canceled, changed or deferred without notice to us or penalty. As a result, it is difficult to forecast future customer demand to plan our operations. If we overestimate demand for our products, or if purchase orders are canceled or shipments are delayed, we may have excess inventory that we cannot sell. We may have to make significant provisions for inventory write-downs based on events that are currently not known, and such provisions or any adjustments to such provisions could be material. We may also become involved in disputes with our suppliers who may claim that we failed to fulfill forecasts or minimum purchase requirements. Conversely, if we underestimate demand, we may not have sufficient inventory to meet end-customer demand, and we may lose market share, damage relationships with our distributors and end customers and forgo potential revenue opportunities. Obtaining additional supply in the face of product shortages may be costly or impossible, particularly in the event of supply chain disruptions and our outsourced manufacturing processes, which could prevent us from fulfilling orders in a timely and cost-efficient manner or at all. In addition, if we overestimate our production requirements, our contract manufacturers may purchase excess components and build excess inventory. If our contract manufacturers, at our request, purchase excess components that are unique to our products and are unable to recoup the costs of such excess through resale or return or build excess products, we could be required to pay for these excess parts or products and recognize related inventory write-downs.

Tariffs imposed on lithium-ion batteries by the United States government or a resulting trade war could have a material adverse effect on our results of operations.

In 2018, the United States government announced tariffs on certain steel and aluminum products imported into the United States, which has led to reciprocal tariffs being imposed by the European Union and other governments on products imported from the United States. The lithium-ion battery industry has also been subjected to tariffs implemented by the United States government on goods imported from China. Any restrictions or tariffs imposed on products that we import into the United States for sale could adversely and directly impact our cost of sales. In addition, changes in U.S. trade regulations and policies could have an adverse impact on trade relations between the U.S. and certain foreign countries, which could materially and adversely affect our relationships with our international suppliers and reduce the supply of goods available to us. Further, we cannot predict the extent to which the U.S. will adopt changes to existing trade regulations and policies, which creates uncertainties in planning our sourcing strategies and forecasting our margins. If additional tariffs are imposed on our products, or other retaliatory trade measures are taken, our costs could increase, and we may be required to raise our prices, which could materially and adversely affect our results.

Although we are currently not conducting business in the United States, we plan to enter the U.S. market in 2025. Given that all of our lithium-ion batteries are manufactured in China, tariffs on lithium-ion batteries imported from China are expected to increase our costs, require us to increase prices to our customers or, if we are unable to do so, result in lower gross margins on the products sold by us.

The trade war could have a significant adverse effect on world trade and the world economy, as well as on our results of operations. If governments in the jurisdictions where we conduct business impose tariffs on components imported by us from China, such tariffs could have a material adverse effect on our business and results of operations.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion phosphate cells, could harm our business.

We may experience increases in the costs or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could have a materially negative impact on our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-iron phosphate cells.

These risks include:

●	the inability or unwillingness of battery manufacturers to supply the number of lithium-iron phosphate cells required to support our sales as demand for such rechargeable battery cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

●	an increase in the cost of raw materials, such as iron and phosphate, used in lithium-iron phosphate cells.

We may face significant costs relating to environmental regulations for the storage and shipment of our lithium-ion batteries and inverters.

We operate our business globally. Various governmental regulations impose significant environmental requirements on the manufacture, storage, transportation and disposal of various components of advanced energy storage systems. Although we believe that our operations are in material compliance with applicable environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Moreover, governments may enact additional regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy storage systems. Compliance with such additional regulations could require us to devote significant time and resources and could adversely affect demand for our products. There can be no assurance that additional or modified regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy systems will not be imposed.

The economic benefit of our energy storage systems to our customers depends on the cost of electricity available from alternative sources, including local electric utility companies, which cost structure is subject to change.

The economic benefit of our energy storage systems to our customers includes, among other things, the benefit of reducing such customers’ payments to the local electric utility company. The rates at which electricity is available from a customer’s local electric utility company is subject to change and any changes in such rates may affect the relative benefits of our energy storage systems. Further, the local electric utility may impose “departing load,” “standby” or other charges on our customers in connection with their acquisition of our energy storage systems, the amounts of which are outside of our control, and which may have a material impact on the economic benefit of our energy storage systems to our customers. Changes in the rates offered by local electric utilities and/or in the applicability or amounts of charges and other fees imposed by such utilities on customers acquiring our energy storage systems could adversely affect the demand for our energy storage systems.

Additionally, the electricity produced by our energy storage systems is currently not cost competitive in some geographic markets, and we may be unable to reduce our costs to a level at which our energy storage systems would be competitive in such markets. As such, unless the cost of electricity in these markets rises or we are able to generate demand for our energy storage systems based on benefits other than electricity cost savings, our potential for growth may be limited.

If we fail to scale our business operations and otherwise manage future growth and adapt to new conditions effectively as we grow our Company, we may not be able to produce, market, sell and service our products successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. Our future operating results depend to a large extent on our ability to manage our expansion and growth successfully. We may not be successful in undertaking this expansion if we are unable to control expenses and avoid cost overruns and other unexpected operating costs; adapt our products and conduct our operations to meet local requirements; implement the required infrastructure, systems and processes; and find and hire the right skills to make our growth successful.

If we are unable to achieve our targeted manufacturing costs for our energy storage solutions, our financial condition and operating results will suffer.

There is no guarantee we will be able to achieve sufficient cost savings to reach our gross margin and profitability goals. We may also incur substantial costs or cost overruns in utilizing and increasing the production capability of our energy storage system facilities. If we are unable to achieve production cost targets on our products pursuant to our plans, we may not be able to meet our gross margin and other financial targets. Many of the factors that impact our manufacturing costs are beyond our control, such as potential increases in the costs of our materials and components, such as lithium iron phosphate, nickel and other components of our battery cells. If we are unable to continue to control and reduce our manufacturing costs, our operating results, business and prospects will be harmed.

Our business will be adversely affected if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties.

Any failure to protect our proprietary rights adequately could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantages and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patents, patent applications, trade secrets, including know-how, employee and third-party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology.

The protection provided by patent laws is and will be important to our future opportunities. However, such patents and agreements, as well as various other measures we may take to protect our intellectual property from use by others, may not be effective for various reasons, including the following:

●	the patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable; and

●	existing and future competitors may independently develop similar technology and/or duplicate our systems in a way that circumvents our patents.

Our patent applications may not result in additional issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Turbo Energy has been granted four patents by the Spanish Patent and Trademark Office (“SPTO”).

We cannot be certain that we are the first creator of inventions covered by our patents or pending patents or the first to file patent applications on these inventions, nor can we be certain that our pending patent application will result in an issued patent or that any of our issued patents will afford protection against a competitor. In addition, patent applications that we intend to file in different countries are subject to different laws, rules and procedures, and thus we cannot be certain that our patent applications will be issued. In addition, some countries provide significantly less effective patent enforcement than others, such as the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

A failure of our information technology (“IT”) and data security infrastructure could adversely affect our business and operations.

The efficient operation of our business depends on our IT systems, some of which are managed by third-party service providers. We rely upon the capacity, reliability and security of our IT and data security infrastructure and our ability to effectively manage our business data, accounting, financial, legal and compliance functions, communications, supply chain, order entry and fulfillment, and expand and routinely update this infrastructure in response to the changing needs of our business. Our existing IT systems and any new IT systems we utilize may not perform as expected. If we experience a problem with the functioning of an important IT system or a security breach of our IT systems, including during system upgrades or new system implementations, the resulting disruptions could adversely affect our business.

Despite our implementation of reasonable security measures, our IT systems, like those of other companies, are vulnerable to damages from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyber-attacks (including malicious and destructive code, phishing attacks, ransomware, and denial of service attacks), and other similar disruptions. Such attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threat actors employ a wide variety of methods and techniques that are constantly evolving, increasingly sophisticated, and difficult to detect and successfully defend against. Moreover, we may not have the current capability to detect certain vulnerabilities, which may allow those vulnerabilities to persist in our systems over long periods of time. Additionally, it may take considerable time for us to investigate and evaluate the full impact of incidents, particularly for sophisticated attacks. These factors may inhibit our ability to provide prompt, full, and reliable information about the incident to our customers, partners, regulators, and the public. Geopolitical tensions or conflicts, such as Russia’s invasion of Ukraine and other conflicts in the Middle East, may further heighten the risk of cyber-attacks.

The emergence and maturation of Artificial Intelligence (“AI”) capabilities may also lead to new and/or more sophisticated methods of attack, including fraud that relies upon “deep fake” impersonation technology or other forms of generative automation that may scale up the efficiency or effectiveness of cyber-attacks. We have experienced such incidents in the past, and any future incidents could expose us to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability. Any system failure, accident or security breach could result in disruptions to our operations. A material network breach in the security of our or our service providers’ IT systems could include the theft of our trade secrets, customer information, human resources information or other confidential data, including but not limited to personally identifiable information. Although past incidents have not had a material adverse effect on our business operations or financial performance, to the extent that any disruptions or security breach results in a loss or damage to our data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to our reputation, affect our relationships with our customers and strategic partners, lead to claims against us from governments and private plaintiffs, and otherwise adversely affect our business. We cannot guarantee that future cyberattacks, if successful, will not have a material effect on our business or financial results.

Many governments have enacted laws requiring companies to provide notice of cyber incidents involving certain types of data, including personal data. If an actual or perceived cybersecurity breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may incur liability, costs, or damages, contract termination, our reputation may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected. Any compromise of our security could also result in a violation of applicable domestic and foreign security, privacy or data protection, consumer and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. In addition, we may be required to incur significant costs to protect against and remediate damage caused by these disruptions or security breaches in the future. While we carry cyber insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim.

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

In relation to the field of AI and machine learning, there is uncertainty and ongoing litigation in different jurisdictions as to the degree and extent of protection warranted for AI and machine learning systems, including as to materials that were created by AI technologies. If we fail to protect our intellectual property rights adequately, including with respect to any AI or machine learning technologies, our competitors may gain access to our technology and our business, financial condition and results of operations may be adversely affected. Additionally, we use AI tools, including tools provided by third parties, to develop or assist in the development of our own software code. While use of such tools makes our development process more efficient, AI tools have sometimes generated content that is “substantially similar” to proprietary or open-source code on which the AI tool was trained. If such AI tools generate code that is too similar to other proprietary code, or to software processes that are protected by patent, we could be subject to intellectual property infringement claims. Further, we may be unable to recover any or all defense costs or damages as a result of infringement claims from the third-party providers of such AI tools. If the artificial intelligence tools we use generate code that is too similar to open-source code, we risk losing protection of our own proprietary code that is commingled with such code.

Additionally, new laws regulating AI – in particular generative AI, algorithmic recommendation and deep synthesis technologies - have been enacted in China, and in August 2024, the European Union’s EU AI Act entered into force, establishing a comprehensive, legal framework for the regulation of AI systems across the EU. The majority of obligations under the EU AI Act will apply from August 2026, and once fully applicable, the EU AI Act will have a material impact on the way AI is regulated in the EU, including requirements around transparency, conformity assessments and monitoring, risk assessments, human oversight, security, accuracy, general purpose AI and foundation models. There is also an increase in litigation in a number of jurisdictions, including the United States, relating to the development, security and use of AI.

Our implementation and use of AI and machine learning technologies may not be successful, which may impair our ability to compete effectively, result in reputational harm and have an adverse effect on our business.

We use machine learning, AI and automated decision-making technologies throughout our business, and are making significant investments to continuously improve our use of such technologies. For example, we use machine learning and AI technologies (including generative AI) to power our AI-powered Turbo Energy App, which allows our SUNBOX users to benefit from intelligent data collection, optimized stored energy management and predictive analytics which provide real-time insight into weather and electricity price forecasts, solar panel performance, energy consumption and material cost saving opportunities, among other metrics. As with many technological innovations, there are significant risks and challenges involved in developing, maintaining and deploying these technologies and there can be no assurance that the usage of such technologies will always enhance our products or services or be beneficial to our business, including our efficiency or the profitability of our AI-enabled solutions.

Further, changes and ongoing development in how we use AI and machine learning technologies and how we train our models, in particular if those AI or machine learning models are (i) incorrectly designed or implemented; (ii) trained or reliant on incomplete, inadequate, inaccurate, biased or otherwise poor quality data; and/ or (iii) are adversely impacted by unforeseen defects, technical challenges, cybersecurity threats or material performance issues, could negatively impact the performance of our AI-powered Turbo Energy App and business, as well as our reputation and the reputations of our customers and partners, or we could incur liability through the violation of laws or contracts to which we are a party or through civil claims.

The market for AI and machine learning technologies is rapidly evolving and remains unproven in many industries, including our own. We cannot be sure that the market will continue to grow or that it will grow in ways we anticipate. We are in varying stages of development in relation to our products or services which utilize proprietary AI and machine learning technologies, and we may not be successful in our ongoing development of these technologies in the face of novel and evolving technical, reputational and market factors. Our failure to successfully develop and commercialize our products or services which utilize proprietary machine learning and AI technologies could depress the market price of our stock and impair our ability to (i) raise capital; (ii) expand our business; (iii) provide, improve and diversify our product offerings; (iv) continue our operations and efficiently manage our operating expenses; and (v) respond effectively to competitive developments.

We also use AI technologies licensed from third parties in our technologies and our ability to continue to use such technologies at the scale we need may be dependent on access to specific third-party software and infrastructure. We cannot control the availability or pricing of such third-party AI technologies, especially in a highly competitive environment, and we may be unable to negotiate favorable economic terms with the applicable providers. If any such third-party AI technologies become incompatible with our solutions or unavailable for use, or if the providers of such models unfavorably change the terms on which their AI technologies are offered or terminate their relationship with us, our solutions may become less appealing to our customers and our business will be harmed. In addition, to the extent any third party AI technologies are used as a hosted service, any disruption, outage, or loss of information through such hosted services could disrupt our operations or solutions, damage our reputation, cause a loss of confidence in our solutions, or result in legal claims or proceedings, for which we may be unable to recover damages from the affected provider.

The continuous development, maintenance and operation of our AI and machine learning technologies is expensive and complex, and may involve unforeseen difficulties including material performance problems, undetected defects or errors. For instance, a machine learning model can experience decay (also known as “model drift”) in which its performance and accuracy decreases over time without further human intervention to correct such decay. We may encounter technical obstacles, and it is possible that we may discover additional problems that may prevent our proprietary technologies from operating properly, which could adversely affect our business, customer relationships and reputation.

We face significant competition from other companies in our industry in relation to the development and deployment of AI and machine learning technologies. Those other companies may develop AI technologies that are similar or superior to ours and/or are more cost-effective and/or quicker to develop and deploy. If we cannot develop, offer or deploy new AI technologies as effectively, as quickly and/or as cost-efficiently as our competitors, we could experience a material adverse effect on our operating results of operation, customer relationships and growth. Further, our ability to continue to develop or use such technologies may be dependent on access to specific third-party software, services and infrastructure, such as processing hardware, and we cannot control the availability or pricing of such third-party software and infrastructure, especially in a highly competitive environment.

Any compromise of the cybersecurity of our platform could materially and adversely affect our business, operations and reputation.

Our products use cutting-edge technology through our proprietary software development. Our existing software system and any new software systems we utilize may not perform as expected. If we experience a problem with the functioning of an important software system or a security breach of our information technology (“IT”) systems, including during system upgrades or new system implementations, the resulting disruptions could adversely affect the operation of our Turbo Energy App and our business.

Despite our implementation of reasonable security measures, our IT systems, like those of other companies, are vulnerable to damages from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyber-attacks (including malicious and destructive code, phishing attacks, ransomware, and denial of service attacks), and other similar disruptions. Such attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors).

Cybersecurity is a risk that Umbrella Global’s Board of Directors has identified as a key area to be addressed through collaboration with a consulting firm at the group level. To this end, Turbo Energy has assigned responsibility for cybersecurity oversight to the IT manager, who works closely with an internal team and trusted local vendors. All parties with access to the management software suite have signed a corresponding confidentiality agreement, and information is not shared or accessible to any hardware supplier.

Furthermore, we are actively working to eliminate remote access to hardware data of suppliers involved in the manufacture of our products. We recognize the importance of ensuring the security and privacy of our systems and customer data, and we remain committed to implementing robust cybersecurity measures to mitigate potential risks.

Cybersecurity threat actors employ a wide variety of methods and techniques that are constantly evolving, increasingly sophisticated, and difficult to detect and successfully defend against. Any future incidents could expose us to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability. Any system failure, accident or security breach could result in disruptions to our operations. A material network breach in the security of our IT systems could include the theft of our trade secrets, customer information, human resources information or other confidential data, including but not limited to personally identifiable information. To the extent that any disruptions or security breach results in a loss or damage to our data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to our reputation, affect our relationships with our customers and strategic partners, lead to claims against us from governments and private plaintiffs, and adversely affect our business. We cannot guarantee that future cyberattacks, if successful, will not have a material effect on our business or financial results.

Many governments have enacted laws requiring companies to provide notice of cyber incidents involving certain types of data, including personal data. If an actual or perceived cybersecurity breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may incur liability, costs, or damages, contract termination, our reputation may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition and results of operations could be materially and adversely affected. Any compromise of our security could also result in a violation of applicable security, privacy or data protection, consumer and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. In addition, we may be required to incur significant costs to protect against and remediate damage caused by these disruptions or security breaches in the future.

We may need to raise additional capital or financing to continue to execute and expand our business.

While we expect that our available cash and credit facilities will be sufficient to sustain our operations for the next twelve months from the date of this report, we may need to raise additional capital to support our operations and execute our business plan. We may be required to pursue sources of additional capital through various means, including joint venture projects, sale and leasing arrangements and debt or equity financings. Any new securities that we may issue in the future may be sold on terms more favorable for our new investor than the terms of our initial public offering. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other convertible securities that will have additional dilutive effects. We cannot ensure that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may have to reduce our operations accordingly.

While we have not made material acquisitions to date, should we pursue acquisitions in the future, we would be subject to risks associated with acquisitions.

We may acquire additional assets, products, technologies or businesses that are complementary to our existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into our own business would require attention from management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on its operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified management, technical and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

We may be required to obtain the approval of various government agencies to market our products.

Our products are subject to product safety regulations by numerus governmental organizations. Accordingly, we may be required, or may voluntarily determine to, obtain approval of our products from one or more of the organizations engaged in regulating product safety. These approvals could require significant time and resources from our technical staff, and, if redesigns were necessary, could result in a delay in the introduction of our products in various markets and applications. There can be no assurance that we will obtain any or all of the approvals that may be required to market our products.

Natural disasters, public health crises, political crises and other catastrophic events or other events outside of our control may adversely affect our business.

Any natural disaster related disruptions or other events outside of our control could affect our business negatively, harming our operating results. In addition, if our facilities, or the facilities of our suppliers, third-party service providers or customers, is affected by natural disasters, such as earthquakes, tsunamis, power shortages or outages, floods or monsoons; public health crises, such as pandemics and epidemics, political crises, such as terrorism, war, political instability or other conflict; or other events outside of our control, our business and operating results could suffer. Moreover, the types of natural disasters noted above could negatively impact consumer spending in the impacted regions or, depending upon the severity, globally, which could adversely impact our operating results. Similar disasters occurring at our vendors’ manufacturing facilities could impact our reputation and our consumers’ perception of our brands.

For instance, in October 2024, torrential rains fell in Valencia, Spain, where our corporate headquarters and warehousing facility are located, causing flash floods that claimed more than 200 lives, swept away cars and wrecked many homes and businesses. While our corporate headquarters suffered no material damage, our warehousing facility was directly impacted by high flood waters and a portion of our legacy product inventory, valued at approximately €2.1 million, was compromised. In collaboration with our business insurance carrier, we completed an assessment of the impact of the storm on our warehousing operations and confirmed that €1.9 of the losses were fully covered. However, the flooding resulted in the delay of fulfilling customer orders and the disruption of our warehousing operations for several weeks.

If the current effective income tax rate payable by us in any country in which we operate is increased or if we lose any country-specific tax benefits, then our financial condition and results of operations may be adversely affected.

We conduct business in 17 countries, namely Germany, Spain, France, UK, Greece, Italy, Poland, Portugal, Romania, Chile, Czech Republic, Senegal, Netherlands, Slovenia, China, UK and Luxemburg and are actively engaged in expanding into the U.S. and Latin America with specific emphasis in Chile; and we file income tax returns in multiple jurisdictions. Our consolidated effective income tax rate could be materially adversely affected by several factors, including changes in the amount of income taxed by or allocated to the various jurisdictions in which we operate that have differing statutory tax rates; changing tax laws, regulations and interpretations of such tax laws in multiple jurisdictions; and the resolution of issues arising from tax audits or examinations and any related interest or penalties.

The ongoing military conflict in Ukraine and geopolitical instability globally may negatively affect our business and financial condition.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business.

Governments in the United States and many other countries, or the Sanctioning Bodies, have imposed economic sanctions on certain Russian individuals, including politicians, and Russian corporate and banking entities. The Sanctioning Bodies, or others, could also institute broader sanctions on Russia. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the global economy.

The current war in Ukraine, and geopolitical events stemming from such conflicts, could cause consumer confidence and spending to decrease or result in increased volatility in the worldwide financial markets and economy. The extent and duration of the military action, resulting sanctions and resulting future market disruptions in the region are impossible to predict, but could be significant and have a severe adverse effect on worldwide financial markets and economy.

Any of the abovementioned factors could adversely affect consumer demand, our business, financial condition, results of operations, liquidity and cash flows. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this Item.

Adverse market, economic and political conditions, including the ongoing conflict between Ukraine and Russia, recent events in the Middle East, recent trade disputes and other events or circumstances beyond our control could have a material adverse effect on us.

Another economic or financial crisis or rapid decline of the consumer economy, significant concerns over energy costs, geopolitical issues, including the ongoing conflict between Ukraine and Russia, recent events in the Middle East, recent trade disputes between the U.S. and other countries resulting in the imposition of increased tariffs on products imported into the U.S., and the availability and cost of credit can contribute to increased volatility, diminished expectations for the economy and the markets, and high levels of structural unemployment by historical standards. Market, political and economic challenges, including dislocations and volatility in the credit markets, general global economic uncertainty, and changes in governmental policy on a variety of matters such as trade, tariffs and manufacturing policies may adversely affect the economy and financial markets, our financial condition, results of operations, and the trading price of our ADS.

We are a Spanish corporation, and it may be difficult to enforce judgments against us in U.S. domestic courts.

We are a corporation organized under the laws of the Kingdom of Spain and substantially all of our assets are located outside the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in Spain. In addition, almost all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for U.S. shareholders to serve process within the United States upon us or to enforce judgment upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us based upon these laws.

The deposit agreement provides that any legal action may only be instituted in a state or federal court in the city of New York, which may result in holders of our ADSs or ordinary shares having limited choice of forum and limited ability to obtain a favorable judicial forum for complaints against us or our respective directors, officers or employees.

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of the Kingdom of Spain. As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

This choice of forum provision may increase cost for the holders of our ADSs or ordinary shares and limit their ability to bring a claim in a judicial forum that they find favorable for disputes with us, the depositary or the depositary’s respective directors, officers or employees, which may discourage such lawsuits against us, the depositary and the depositary’s respective directors, officers or employees. However, it is possible that a court could find either choice of forum provision to be inapplicable or unenforceable. The enforceability of similar choice of forum provisions has been challenged in legal proceedings. It is possible that a court could find this type of provision to be inapplicable or unenforceable.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, actions by holders of our ADSs or ordinary shares to enforce any duty or liability created by the Exchange Act, the Securities Act or the respective rules and regulations thereunder must be brought in a federal court in the city of New York. Holders of our ADSs or ordinary shares will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. In addition, because substantially all of our assets are located outside the United States and almost all of our directors and officers are nationals and residents of countries other than the United States, courts in the countries in which we are incorporated or where our assets are located may not enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws.

The deposit agreement waives holders of our ADSs’ right to jury trial in any legal proceeding arising out of the deposit agreement or the ADRs against us and/or the depository, which could result in less favorable outcomes to the plaintiffs in any of such actions.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable on the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

To our knowledge, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

This jury trial waiver provision can discourage claims or limit shareholders’ ability to bring a claim in a judicial forum that they find favorable. If any holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, such holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and the depositary. If a lawsuit is brought against either or both of us and the depositary under the deposit agreement in New York, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in increasing costs of bringing a claim and having limited access to information and other imbalances of resources between us and the depositary and the claimant. A case that is only heard by a judge or justice of the applicable trial court may result in different outcomes than a trial heard by jury would have. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

The form of Representative’s Warrant provides that any legal action may only be instituted in a state or federal court in the city of New York, New York, which may result in holders of the Representative’s Warrant having limited choice of forum and limited ability to obtain a favorable judicial forum for complaints against us or our respective directors, officers or employees.

The form of Representative’s Warrant will be interpreted in accordance with the laws of the State of New York. Holders of the Representative’s Warrant are irrevocably agreeing that any legal action arising out of the Representative’s Warrant involving the Company may only be instituted in a state or federal court in the city of New York.

This choice of forum provision may increase costs for the holders of the Representative’s Warrant and limit their ability to bring a claim in a judicial forum that they find favorable for disputes with us, which may discourage such lawsuits against us. However, it is possible that a court could find the choice of forum provision to be inapplicable or unenforceable. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, actions by holders of the Representative’s Warrant to enforce any duty or liability created by the Exchange Act, the Securities Act or the respective rules and regulations thereunder must be brought in a federal court in the city of New York. Holders of the Representative’s Warrant will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. In addition, because substantially all of our assets are located outside the United States and almost all of our directors and officers are nationals and residents of countries other than the United States, courts in the countries in which we are incorporated or where our assets are located may not enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 6-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC via Current Reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of Independent Directors;

●	have an Audit Committee as we will not be considered a Public Entity under Spanish law and in case Turbo would be listed in a Growth market in Spain equivalent to Nasdaq will have a majority of the board be independent (although all of the members of the Audit Committee must be independent under the Exchange Act); or

●	have a Compensation Committee and a Nominating and Corporate Governance Committee to be comprised solely of “independent directors.”

Although we do not currently intend to rely upon these “home country” exemptions, we may rely on some of these exemptions in the future. As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

Mr. Enrique Selva Bellvis, our Chairman of the Board, currently owns a majority of our outstanding ordinary shares. As a result, he has the ability to approve all matters submitted to our shareholders for approval.

Mr. Enrique Selva Bellvis, our Chairman of the Board, currently owns indirectly approximately XX.XX%  of our outstanding ordinary shares as of the date of this annual report. He therefore may have the ability to approve all matters submitted to our shareholders for approval including:

●	election of our Board of Directors;

●	removal of any of our directors;

●	any amendments to our certificate or articles of incorporation; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, this concentration of ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our share price or prevent our shareholders from realizing a premium over our share price.

We qualify as a “controlled company” under Nasdaq corporate governance rules and we may be exempt from certain corporate governance requirements that could adversely affect our public shareholders.

Since Mr. Enrique Selva Bellvis, our Chairman of the Board, is the beneficial owner of a majority of the voting power of our issued and outstanding share capital, we qualify as a “controlled company” under the Nasdaq Stock Market Rules. Under these rules a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Stock Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. A “controlled company” may elect not to comply with certain corporate governance requirements, including, without limitation (i) the requirement that a majority of the Board of Directors consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to our Board of Directors by a Compensation Committee that is comprised solely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the Board of Directors by a majority of independent directors or a Nominating and Corporate Governance Committee comprised solely of independent directors. Currently, we rely on the “controlled company” exemption. Since we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors are not independent directors and our Nominating and Corporate Governance Committee and Compensation Committees do not consist entirely of independent directors. Our status as a controlled company could cause our securities to look less attractive to certain investor or otherwise harm our trading price.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investor will find our securities less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our securities.

Future issuances of our ADSs or ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the expiration of lock-up agreements that restrict the issuance of new ADSs or ordinary shares or the trading of outstanding ADSs or ordinary shares, could cause the market price of our ADS to decline and would result in the dilution of your holdings.

Future issuances of our ADSs or ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the expiration of lock-up agreements that restrict the issuance of new ADSs or ordinary shares or the trading of outstanding ADS or ordinary shares, could cause the market price of our ADSs to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our ADSs. In all events, future issuances of our ADSs or ordinary shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our ADSs. In connection with our initial public offering, we, all of our directors and officers and certain of our shareholders have entered into lock-up agreements with the underwriters, pursuant to which we and they have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ADSs or ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of (i) 180 days after the closing of our initial public offering in the case of our Company, (ii) 12 months after the closing of our initial public offering in the case of our directors and officers, and (iii) 180 days after the closing of our initial public offering in the case of our shareholders, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our ordinary shares may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our ADSs.

Future issuances of debt securities, which would rank senior to our ADSs and ordinary shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our ADSs and ordinary shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our ADSs.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our ADSs or ordinary shares. Moreover, if we issue preferred shares, the holders of such preferred shares could be entitled to preferences over holders of ADSs and ordinary shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred shares in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our ADSs must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our ADSs.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor in our shares.

In general, a non-U.S. corporation is a passive foreign investment company (“PFIC”) for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based on the expected price of the shares in our initial public offering, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, because we will hold a substantial amount of cash following our initial public offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Material Income Tax Considerations—U.S. Federal Income Taxation Considerations—Passive Foreign Investment Company Consequences” for additional information.

We have broad discretion in the use of our cash and cash equivalents and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You will not have the opportunity, as part of your investment decision, to assess whether our cash and cash equivalents are being used appropriately. You must rely on the judgment of our cash management decisions. The failure by our management to allocate cash effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline.

The market price of our ADSs may fluctuate, and you could lose all or part of your investment.

The market price for our ADSs is likely to be volatile, in part because our shares have not been traded on a U.S. national securities exchange. In addition, the market price of our ADSs may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our operating results;

●	increases in market interest rates that lead investor of our ADSs to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the media, online forums, or investment community; and

●	our ability to maintain our Nasdaq listing.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our ADSs relies in part on the research and reports that industry or financial analysts publish about our Company or our industry. We do not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover our Company downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our ordinary shares could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

We may not be able to satisfy listing requirements of the Nasdaq Capital Market to maintain the listing of our ADSs.

We must meet certain financial and liquidity criteria to maintain the listing of our ADSs. If we violate Nasdaq listing requirements, our ADSs may be delisted. If we fail to meet any of Nasdaq’s listing standards, our ADSs may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a U.S. national securities exchange outweighs the benefits of such listing. A delisting of our ADSs may materially impair our shareholders’ ability to buy and sell our ADSs and could have an adverse effect on the market price of, and the efficiency of the trading market for, our ADSs. The delisting of our ADSs could significantly impair our ability to raise capital and the value of your investment.

Purchasers of ADSs will not be directly holding our ordinary shares.

A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. Our constitution and Spanish law govern our shareholder rights. The depositary, through the custodian or the custodian’s nominee, will be the holder of the ordinary shares underlying ADSs held by purchasers of ADSs. Purchasers of ADSs have ADS holder rights. The deposit agreement among us, the depositary and purchasers of ADSs as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of us and the depositary.

Your right as a holder of ADSs to participate in any future preferential subscription rights offering or to elect to receive dividends in ordinary shares may be limited, which may cause dilution to your holdings.

The deposit agreement provides that the depositary will not make rights available to you unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, under the deposit agreement the depositary may require satisfactory assurance from us that extending the offer to holders of ADSs does not require registration of any securities under the Securities Act before making the option available to holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.

You may not be able to exercise your right to vote the ordinary shares underlying your ADSs.

Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders.

You may instruct the depositary to vote the ordinary shares underlying your ADSs. Otherwise, you will not be able to exercise your right to vote, unless you withdraw the ordinary shares underlying the ADSs you hold. However, you may not know about the meeting far enough in advance to withdraw those ordinary shares. If we ask for your instructions, the depositary, upon timely notice from us, will notify you of the upcoming vote and arrange to deliver our voting materials to you and will try to vote ordinary shares as you instruct. We cannot guarantee you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares or to withdraw your ordinary shares so that you can vote them yourself. If we do not ask for your instructions, you can still send voting instructions to the depository and the depository may try to carry out those instructions, but it is not required to do so.

You may be subject to limitations on the transfer of your ADSs and the withdrawal of the underlying ordinary shares.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of your ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to your right to surrender your ADSs and receive the underlying ordinary shares. Temporary delays in the surrendering of your ADSs and receipt of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, you may not be able to surrender your ADSs and receive the underlying ordinary shares when you owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

Holders of ADSs are not treated as holders of our ordinary shares.

Holders of ADSs are not treated as holders of our ordinary shares, unless they surrender the ADSs to receive the ordinary shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our ADSs will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

U.S. investor may have difficulty enforcing civil liabilities against our Company, our directors or members of senior management and the experts.

Certain members of our senior management and Board of Directors are non-residents of the United States, and a substantial portion of the assets of such persons are located outside the United States. As a result, it may be impracticable to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them based on civil liability provisions of the securities laws of the United States. Even if you are successful in bringing such an action, there is doubt as to whether Spanish courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Spain or elsewhere outside the United States. An award for monetary damages under U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Spain will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and Spain do not currently have a treaty or statute providing for recognition and enforcement of the judgments of the other country (other than arbitration awards) in civil and commercial matters.

As a result, our U.S. public shareholders may have more difficulty in protecting their interests through actions against us, our management or our directors than would shareholders of a corporation incorporated in a jurisdiction in the United States.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor in our securities.

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, and the price of the ADSs in our initial public offering, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, because we hold a substantial amount of cash following our initial public offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds ADSs, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of US$100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, titled “Information on the Company,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	anticipated market and industry segment growth and demand and acceptance of Turbo Energy’s new and existing solar energy storage solutions;

●	any projections of sales, earnings, revenue, margins or other financial metrics;

●	any statements of the growth plans, geographic expansion strategies and objectives of management for future operations;

●	our estimates regarding expenses, capital requirements and our need for additional financing; and

●	any statements regarding future economic conditions or performance, as well as assumptions, expectations, predictions, intentions or beliefs about future events.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investor are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investor purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to continued innovation of our solar energy storage solutions, geographic expansion initiatives and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our Amended Bylaws and highlights certain differences in corporate law in the Kingdom of Spain and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full English translation of our certificate of incorporation, which is included as an exhibit to the registration statement of which this prospectus is part.

General

Turbo Energy, S.A. (the “Company”), was incorporated under the name of Distritech Solutions S.L. on September 18, 2013 under the laws of the Kingdom of Spain. The Company then changed its name to Solar Rocket S.L. on October 7, 2013. On April 8, 2021, Solar Rocket S.L. merged with a Spanish corporation, Turbo Energy S.L.U. Turbo Energy S.L.U then became a wholly owned subsidiary of Solar Rocket S.L. This merger was approved by the Board of Directors of both companies. Following the merger, the Company changed its name to Turbo Energy S.L. on April 8, 2021. On February 8, 2023, we transformed the Company from a Spanish unipersonal limited company to a Spanish limited stock company. As such, our Company’s name was changed to Turbo Energy, S.A.

The Company is a subsidiary of publicly traded Umbrella Global Energy, S.A. (“Umbrella Global”), whose main shareholder is Crocodile Investment, S.L.U., (hereinafter, the “Ultimate Partner”), with a registered office in Valencia. The majority shareholder of Turbo Energy is Umbrella Global.

On November 8, 2022, Turbo Energy embarked on a new business related to pioneering new solutions for self-consumption of electricity, thus paid total consideration of €2,250 to acquire 100% of the ordinary shares of IM2 Energía Solar Proyecto 35 S.L.U. (“IM2”), a company under common control by Turbo Energy’s former chief executive officer and established under the laws of the Kingdom of Spain on August 1, 2019. Following the transaction, IM2 became a wholly-owned subsidiary of Turbo Energy. On November 29, 2022, IM2 changed its name to Turbo Energy Solutions S.L.U. Since its incorporation, this subsidiary has had insignificant activity.

Our principal executive offices are located at Plaza de América 2, 4AB, Valencia, Spain 46004. The principal legislation under which we operate, and our shares are issued is the Spanish Companies Act, Law 22/2014 (“Spanish Companies Act”).

Issued Share Capital

On February 11, 2021, Turbo Energy (previously Solar Rocket S.L.) increased its share capital by 1,285 ordinary shares through a public deed with protocol number 346. These new shares were subscribed by means of a non-monetary contribution of 3,000 shares of Turbo Energy S.L.U. by the shareholder, Umbrella Solar Investment S.A. (previously named Umbrella Capital S.L.).

On April 8, 2021, Solar Rocket S.L. (now Turbo Energy) absorbed Turbo Energy S.L.U, through a public deed of Notary of Valencia Vicente Tomas Bernat with protocol number 946.

On May 31, 2022, Don Manuel Cercós D´Aversa sold 300 ordinary shares to Umbrella Solar Investment S.A. through a public deed with protocol number 2.150. This made Turbo Energy a wholly owned subsidiary of Umbrella Solar Investment S.A.

In December 2022, we issued 50,000,000 ordinary shares (pre-stock split: 2,500,000 shares) for proceeds of €2,500,000, to our parent company, who is also our sole shareholder.

Forward Stock Split

In February 2023, the Company approved a forward stock split of the issued and outstanding ordinary shares on a 20-for-1 basis. We increased our issued and outstanding share capital from 2,504,285 ordinary shares to 55,085,700 ordinary shares. The approval, from the Commercial Registry of Valencia, for the forward stock split was approved on February 1, 2023. The consolidated financial statements retrospectively reflected the forward stock split.

Initial Public Offering

On September 21, 2023, Turbo Energy entered into an Underwriting Agreement (the “Underwriting Agreement”) with Titan Partners Group, a division of American Capital Partners, LLC, and Boustead Securities, LLC as the representative (“Representative”) of the underwriters named on Schedule 1 thereto, relating to the Company’s firm commitment underwritten initial public offering (the “Offering”) of ADSs, each representing five ordinary shares of the Company, par value five cents of euro per share. Pursuant to the Underwriting Agreement, the Company agreed to sell 1,000,000 ADSs to the underwriters at a public offering price of $5.00 per ADS (the “Offering Price”), before underwriting discounts and commissions, and granted the Representative a 45-day over-allotment option to purchase up to an additional 150,000 ADSs, equivalent to 15% of the ADSs sold in the Offering, at the Offering Price per ADS, pursuant to the Company’s registration statement on Form F-1, as amended (File No. 333-273198), that was filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on September 21, 2023 under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was closed on September 26, 2023.

Restricted Stock Units (“RSUs”)

On April 5, 2024, the compensation committee and the board of directors of the Company approved the grant of 1,780,330 RSUs pursuant to the Company’s 2023 Equity Incentive Plan, which can be converted into 356,067 ADSs of the Company, representing 1,780,330 ordinary shares of the Company, to certain officers, directors and employees of the Company with a vesting date of January 1, 2027. The 1,780,330 RSUs were valued at €383,064 based on the stock price of the Company at €1.08 per share on the grant date of April 5, 2024.

Ordinary Shares

As of the date of this prospectus, we have issued and outstanding 55,085,700 ordinary shares valued at €2,754,285. Each issued ordinary share is fully paid.

Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights.

Any distribution made as a result of winding-up, dissolution or liquidation of our Company and any dividend declared will be distributed in proportion to the number of fully paid ordinary shares held.

Amended Bylaws

The following summary provides information concerning the share capital of the Company and briefly describes certain significant provisions of the Amended Bylaws (the “Amended Bylaws”), as filed on August 28, 2023, and other internal regulation of the Company, as well as Spanish corporate law, including the Spanish Companies Act, Law 22/2014, “Royal Decree-Law 5/2023, of June on structural modifications of Commercial Companies,” the Securities Market Act and Royal Decree 878/2015, dated October 2, 2015, on clearing, settlement and registry of negotiable securities in book-entry form (anotaciones en cuenta), and transparency requirements for issuers of securities admitted to trading on an official secondary market (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) in accordance with section 3, paragraphs a and b, of Article 495, the following special provisions shall apply to public limited companies whose shares are admitted to trading on a comparable regulated market in a third country (i.e., NASDAQ) and are not admitted to trading on a Spanish market:

“a) These provisions shall be deemed to be complied with by equivalence where the company complies with functionally analogous rules or requirements for listed companies under the law of the foreign market and those which are incompatible with the requirements laid down in the law of the foreign market for admission to trading and maintenance of listing shall be inapplicable.” and,

“b) The forms of communication and publicity shall comply with the provisions of the law of the foreign market. Information on the degree of compliance with corporate governance recommendations shall be formulated by reference to the codes or standards applicable in the foreign market.”

This summary does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws and other internal regulations as well as the Spanish Companies Act, Law 22/2014 and other applicable laws and regulations.

Copies of the Amended Bylaws, together with their corresponding English translation, are available for information purposes at the principal headquarters of the Company and on the Company’s website (https://www.turbo-e.com/language/en/) and are filed as exhibits to this report.

General

The Company is a public limited stock company (sociedad anónima., S.A.) registered with the Commercial Registry of Valencia (Registro Mercantil de Valencia), under volume 9686, sheet 44, page V-155858 and 1st inscription and holder of Spanish tax identification number A9856919, incorporated under the laws of Spain for an unlimited term pursuant to a notarized public deed of incorporation granted before the public notary Mr. José Alicarte Domingo, under number 2287 of his protocol on having its registered address at Plaza de América 2, 4AB, C.P 46004, Valencia (Spain) and with phone number +34 960 45 00 26 . The Company’s legal name is Turbo Energy S.A. and its commercial name is Turbo Energy. The financial year end of the Company is December 31. The Company’s corporate purpose is as follows:

●	CNAE of its main activity 2712: Manufacture of electrical distribution and control device:

a)	The design and manufacture of electrical material and equipment.

b)	The purchase, distribution and sale of electrical and electronic material for the development of renewable energy projects, such as solar panels, inverters, chargers, regulators, batteries and structures among others.

The issued share capital of the Company amounted to €2,754,285 divided into a single series of 55,085,700 registered shares in book-entry form, with a nominal value of €0.05 each and with ISIN code ES0105706008 allocated by the Spanish National Agency for the Codification of Securities (Agencia Nacional de Codificación de Valores Mobiliarios), an entity dependent upon the CNMV.

On June 26, 2023, our sole shareholder at that time, Umbrella Solar Investment, S.A. (renamed Umbrella Global Energy, S.A. in 2025), approved decisions to increase the Company’s authorized share capital by a maximum amount of twenty million seven hundred thousand euros (20,700,000 €) through issuing and circulating a maximum of 9,000,000 new shares with a par value of €0.05 each and an issue premium of €2.25 per share. These new shares belong to the same class and series as those currently in circulation and are subscribed through monetary contributions. Our increase in authorized share capital will not take effect upon the pricing of the offering.

The newly issued shares are issued at an issue rate (par value plus a share premium) on the following terms. In any case, the par value of the new shares will be the same as the current par value, i.e. 0.05 Euro cents per share. The Increase Shares are issued with an issue premium of two euros and twenty-five cents (€2.25) per share issued. As a result, the total amount of the Capital Increase (nominal amount plus share premium) in the event of full subscription amounts to twenty million seven hundred thousand euros (20,700,000 €).

On September 14, 2023, our sole shareholder at that time, Umbrella Solar Investment, S.A. (renamed Umbrella Global Energy, S.A. in 2025), approved decisions to amend the prior sole shareholder decisions dated June 26, 2023 in order to further increase the Company’s authorized share capital up to and by a maximum amount of twenty-two million seven hundred and fifty thousand euros (22,750,000 €) through issuing and circulating a maximum of 25,000,000 new shares with a par value of €0.05 each and an issue premium of €0.86 per share. These new shares belong to the same class and series as those currently in circulation and are subscribed through monetary contributions. Our increase in authorized share capital took effect upon the pricing of the offering.

The newly issued shares are issued at an issue rate (par value plus a share premium) on the following terms. In any case, the par value of the new shares will be the same as the current par value (i.e. 0.05 Euro cents per share). The Increase Shares are issued with an issue premium of eighty-six cents of Euro (€0.86) per share issued. As a result, the total amount of the Capital Increase (nominal amount plus share premium) in the event of full subscription amounts to twenty-two million seven hundred and fifty thousand euros (22,750,000 €).

Upon the pricing of the Offering facilitating the delivery of the ADSs representing the New Shares, the following aspects were completed or executed for the increase in authorized share capital to take effect: (i) the execution of the notarial deed of capital increase relating to the Capital Increase before a notary public, which is pending; (ii) the submission of the necessary tax returns and payment exemption for the capital tax (“Impuesto sobre Transmisiones Patrimoniales y Actos Jurldicos Documentados, en su modalidad de Operaciones Societarias”) triggered by the Offering, which is pending; (iii) the registration of the notarial deed of capital increase of the Issuer at the Commercial Registry of Valencia, which is pending; (iv) the creation of the New Shares by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores (Iberclear), which is pending; (v) the delivery of the New Shares to the Custodian of the Transaction in Spain for the blocking of the New Shares, and (vi) any other applicable requirements in connection with listing on the Nasdaq.

At the moment of its incorporation, the ordinary shares which represented the Company’s share capital were fully subscribed and paid up. As of the date of this Registration Statement on Form F-3, all of the ordinary shares are fully subscribed and paid up.

The ordinary shares are represented by book-entries and the entity responsible for maintaining the corresponding accounting records is Iberclear, with registered address at Plaza de la Lealtad 1, 28014 Madrid, Spain. As of the date of this report, the Company does not own any treasury shares (autocartera).

Dividend and Liquidation

Rights Holders of the ordinary shares through the ADSs have the right to participate in distributions of the profits and proceeds from liquidation, proportionally to their stake in the share capital. However, there is no right to receive a minimum dividend. Payment of dividends is proposed by the Board of Directors and must be authorized or ratified, as the case may be, by the shareholders at a General Shareholders’ Meeting.

The Board of Directors (as well as the General Shareholders’ Meeting) may distribute amounts on account of the dividends provided that the following conditions are met: (i) there is sufficient liquidity for the distribution; and (ii) the amount to be distributed will not exceed the profit obtained during the current financial year after deducting losses of preceding years, amounts to be contributed to legal or statutory reserves and estimated taxes to be paid on such profits. Shareholders participate in such dividends from the date agreed by the General Shareholders’ Meeting.

The Spanish Companies Act requires that each company allocates at least 10% of its net income each year to a legal reserve until the balance of such reserve is equivalent to at least 20% of such issued share capital. A legal reserve is not available for distribution to its shareholders except upon liquidation. As of the date of this report, the Company’s legal reserve had not reached the legally-established minimum. According to the Spanish Companies Act, dividends may only be paid out of profits or distributable reserves (after the compulsory allocation to mandatory reserves, including the legal reserve, in as much as the latter does not exceed 20% of its issued share capital, and only if the value of the net worth is not, and as a result of distribution will not be, less than the share capital). In addition, no profits may be distributed unless the amount of distributable reserves is at least equal to the amount of the research and development expenses recorded as an asset on the balance sheet. In accordance with Article 947 of the Spanish Commercial Code, the right to a dividend lapses and reverts to the Company if it is not claimed within five years after it becomes payable. Upon liquidation of the Company, shareholders would be entitled to receive proportionately any assets remaining after the payment of the Company’s debts, taxes and expenses of the liquidation.

The Company is not aware of any restriction on the collection of dividends by non-resident shareholders. All holders will receive dividends through and its member entities, without prejudice to potential withholdings on account of the Non Resident Income Tax that may apply. See section “Taxation.”

The ability of the Company to distribute dividends in the near future will depend on a number of factors, including (but not limited to) the amount of its distributable profits and reserves and its investment plans, earnings, level of profitability, cash flow generation, restrictions on payment of dividends under all applicable laws (please see details set out in the “Dividend Policy” section of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 25, 2025).

Shareholders’ Meetings and Voting Rights

Pursuant to the Amended Bylaws, rules of the General Shareholders’ Meeting of the Company and the Spanish Companies Act, ordinary annual General Shareholders’ Meeting are held during the first six months of each financial year on a date fixed by the Board of Directors. Extraordinary General Shareholders’ Meeting may be called by the Board of Directors whenever it deems appropriate, or at the request of shareholders representing at least 3% of the Company’s share capital.

Following Admission, notices of all General Shareholders’ Meeting will be published on the corporate website of the Company, at least one month prior to the date when the meeting is to be held, except as discussed in the following paragraph. Exceptionally, under the Spanish Companies Act, when the Company provides all shareholders with an electronic vote, an extraordinary General Shareholders’ Meeting may be called 15 days before the date on which the meeting is to be held.

Action is taken at ordinary General Shareholders’ Meetings on the following matters: (i) the approval of the management carried out by the directors during the previous year; (ii) the approval of the financial statements from the previous financial year; and (iii) the application of the previous financial year’s income or loss. All other matters can be considered at either an extraordinary or ordinary General Shareholders’ Meeting if the matter is within the authority of the meeting and is included on the agenda (with certain exceptional items which do not need to be included on the agenda to be validly passed, such as the dismissal of a Director or the decision to bring the liability action against the Company’s directors). Liability actions against the directors shall be brought by the Company pursuant to a General Shareholders’ Meeting decision, which may be adopted at the request of any shareholder even where not included on the agenda.

The Amended Bylaws cannot require qualified majority for the adoption of such resolution. The decision to bring an action or reach a settlement shall entail the removal of the relevant directors. The approval of the financial statements shall not preclude action for liability nor constitute a waiver of the action agreed or brought. According to the Spanish Companies Act —and in addition to the matters referred to in the previous paragraphs and any other matters as provided by law, the Company’s Amended Bylaws or the General Shareholders’ Meeting Regulations— the following matters among others fall within the authority of the General Shareholders’ Meetings: (a) appointment and removal of directors, as well as the ratification of directors designated through a co-option procedure; (b) appointment and removal of accounts auditors and, if applicable, of the liquidators; (c) approval of the financial statements of the previous year, of the allocation of results and of the corporate management; (d) any increase or decrease in the capital stock, including a delegation to the Board of Directors of the power to increase the capital stock; (e) elimination or limitation of preferential subscription rights; (f) authorization for the derivative acquisition of owned shares; (g) approval and amendment of the General Shareholders’ Meeting Regulations; (h) amendments of the bylaws; (i) approval of the policy on directors’ remunerations, in accordance with the terms set out in the Spanish Companies Act; (j) approval of the Company’s Directors remuneration systems, in the form of shares or rights over shares or linked to the value of the shares; (k) granting the Directors the exemptions regarding the prohibitions deriving from the duty of loyalty, when the granting of said exemptions lies with the general meeting, as well as the exemption regarding non-compete obligation duties; (l) a merger, spin-off, transformation, dissolution and global assignment of the Company’s assets and liabilities; (m) a transfer of the Company’s registered address abroad; (n) transformation of the Company into a holding company, through “subsidiarization,” the incorporation or transfer into dependent companies of essential activities developed by the Company itself until then, even if the latter remains as the full legal owner thereof (an activity is presumed to be essential when the relevant amount of the transaction exceeds 25% of the total assets in the balance sheet); (o) the acquisition, disposal or contribution of essential assets to another company (an asset is presumed to be essential when the relevant amount of the transaction exceeds 25% of the value of the total assets according to the last balance sheet approved); (p) the winding up of the Company; (q) operations with an effect equivalent to the Company’s liquidation and the approval of the liquidation balance sheet; (r) approval of the termination or amendment of the Investment Management Agreement; and (s) approval of the termination or amendment of Investment Strategy.

Also, the General Shareholders’ Meetings shall vote separately on substantially independent matters. Even if included in the same item on the agenda, the following shall be voted separately: (i) the appointment, re-election, ratification or separation of directors; (ii) the advisory vote on the annual report on directors’ remuneration; and (iii) in resolutions to amend the bylaws, each substantially independent article or group of articles.

Each share represented by an ADR entitles the holder five votes as per the conversion ratio of five shares per ADR and there is no limit as to the maximum number of voting rights that may be held by each shareholder or by companies of the same group. Any shareholder regardless of the number of shares it owns may, in the manner provided in the notice for such meeting, vote at the General Shareholders’ Meeting. In order to exercise their right of attendance, all shareholders must have their shares duly registered in the book-entry records maintained by Citibank on which a General Shareholders’ Meeting is scheduled. Any shareholder holding ordinary shares via ADRs will have the right to attend a General Shareholders’ Meeting. All shareholders may be represented by a proxy. Proxies must be granted in writing or in electronic form acceptable under the internal regulations of the Company and are valid for a single General Shareholders’ Meeting, except if given in favour of the shareholder’s spouse (or person who has an equivalent link according to the applicable laws), ascendants or descendants, or in favor of a third party authorized pursuant to a public deed to manage the assets of the relevant shareholder, in which case it will be valid for all shareholders’ meeting. Proxies may be given to any person, whether or not a shareholder, and may be revoked, either expressly or by attendance by the relevant shareholder at the meeting. Proxy holders are required to disclose any conflict of interest prior to their appointment.

In case a conflict of interest arises after the proxy holder’s appointment, such conflict of interest shall be immediately disclosed to the relevant shareholder. In both cases, the proxy holder shall not exercise the shareholder’s rights unless the latter has given specific voting instructions for each resolution in respect of which the proxy holder is to vote on behalf of the shareholder. A conflict of interest in this context may in particular arise where the proxy holder: (i) is a controlling shareholder of the Company, or is another entity controlled by such shareholder; (ii) is a member of the administrative, management or supervisory bodies of the Company, or of a controlling shareholder or another entity controlled by such shareholder; (iii) is an employee or auditor, of the Company, or of a controlling shareholder or another entity controlled by such shareholder; or (iv) is a natural person related to those mentioned in (i) to (iii) above (persona física vinculada), as this concept is defined under the Spanish Companies Act (such as spouse or similar, at the time or within the two preceding years, as well as ascendants, descendants, siblings and their respective spouses).

A person acting as a proxy holder may hold a proxy from more than one shareholder without limitation as to the number of shareholders so represented. Where a proxy holder holds proxies from several shareholders, he/she will be able to cast votes for a shareholder differently from votes cast for another shareholder.

On August 28, 2023, in order to comply with Nasdaq Listing Rule 5620(c) to reflect that the Company’s bylaws provide for a quorum of at least 33 1/3 percent of the outstanding shares of the Company’s common voting stock, the Company amended its bylaws to the extent as described in this paragraph. The Amended Bylaws of the Company provide that, on the first call of an ordinary or extraordinary General Shareholders’ Meeting, the presence in person or by proxy of shareholders representing at least 40% of its voting capital will constitute a quorum. If on the first call a quorum is not present, the meeting can be reconvened by a second call, which shall be validly constituted when the shareholders present or represented by proxy hold at least 33.33% of the voting capital. Resolutions are passed by simple majority of the votes cast, which implies having more votes in favor than against. However, according to the Spanish Companies Act, resolutions in a General Shareholders’ Meeting to modify the bylaws of the Company (including increases and reductions of share capital), to issue bonds and, where competence is not legally attributed to any other of the Company’s corporate bodies, to suppress or limit on the pre-emptive right over new shares, to approve transformations, mergers, spin-offs, global assignments of assets and liabilities or the transfer of the registered address of the Company abroad, require the presence in person or by proxy of shareholders representing at least 50% of the voting capital of the Company on first call, and the presence in person or by proxy of shareholders representing at least 33.33% of the voting capital of the Company on second call.

On first call, resolutions shall be adopted by absolute majority. On second call, and in the event that less than 50% of the voting capital of the Company is represented in person or by proxy, such resolutions may only be passed upon the vote of shareholders representing two-thirds of the Company’s capital present or represented at such meeting.

The interval between the first and the second call for a General Shareholders’ Meeting must be at least 24 hours. Voting on the resolutions included in the agenda of a General Shareholders’ Meeting may be exercised by shareholders by post or electronic means received by the Company prior to the General Shareholders’ Meeting, and provided that the identity of the shareholder who exercises his, her or its right to vote is duly verified and the formalities determined by the Board of Directors through resolution and subsequent notification in the call announcement of the General Shareholders’ Meeting are complied with. In such resolution, the Board of Directors will define the applicable conditions to the voting via electronic means in order to ensure the proper identification of the shareholder or its representative.

Under the Spanish Companies Act, shareholders who voluntarily aggregate their shares so that the share capital so aggregated is equal to or greater than the result of dividing the total share capital by the number of directors have the right, provided there are vacancies on the Board of Directors, to appoint a corresponding proportion of the members of the Board of Directors (disregarding the fractions). Shareholders who exercise this right may not vote on the appointment of other directors.

A resolution passed in a General Shareholders’ Meeting is binding on all shareholders, although a resolution which is (i) contrary to Spanish law or the Amended Bylaws of the Company, or (ii) prejudicial to the interest of the Company and is beneficial to one or more shareholders or third parties, may be contested within the period of a year following the passing of the contested resolution (except resolutions that are contrary to public order in respect of which such right does not lapse). Damage to company’s interest is also caused when the resolution, without causing damage to corporate assets, is imposed in an abusive manner by the majority. An agreement is understood to have been imposed in an abusive manner when, rather than responding reasonably to a corporate need, the majority adopts the resolution in their own interests and to the unjustifiable detriment of the other shareholders. In the case of listed companies, the required fraction of the Company’s share capital needed to be able to contest is 1/1000. The right to contest would apply to shareholders who held such status at the time when the resolution was adopted (provided they hold at least 0.1% of the share capital), directors and interested third parties. In the event of resolutions contrary to public order, the right to contest would apply to any shareholders (even if they acquired such condition after the resolution was taken), and any director or third party. In certain circumstances (such as change or significant amendment of the corporate purpose, transformation or transfer of registered address abroad), the Spanish Companies Act gives dissenting or absent shareholders (including non-voting shareholders) the right to withdraw from the company. If this right were exercised, the Company would be obliged to purchase the relevant shares at the average market price of the shares in the last quarter in accordance with the procedures established under the Spanish Companies Act.

Shareholder Information Rights

Until the seventh day before the General Shareholders’ Meeting is due to be held, shareholders may request in writing from the Directors, any information or clarification they deem necessary regarding the items to be discussed at the relevant General Shareholders’ Meeting as per the agenda. The Directors must provide the requested information in writing by the day of the General Shareholders’ Meeting. During the General Shareholders’ Meeting, shareholders may verbally request any information or clarification they deem necessary in relation to the items included on the agenda. If it were not possible to provide the requested information during the meeting itself, the Directors must provide the requested information in writing within seven days of the celebration of the General Shareholders’ Meeting. The Directors will not be obliged to provide the requested information if it was deemed unnecessary for the recognition of the requesting shareholder’s rights or if there were objective reasons to consider that the information was going to be used in detriment of the interests of the Company or that providing the requested information may harm the Company; provided that, the requested information may not be withheld when the request is upheld by shareholders representing at least 25% of the share capital.

Preemptive Rights and Increases of Share Capital

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for any new shares issued by the Company via monetary contributions and for any new bonds convertible into shares. Such preemptive rights may be waived under special circumstances by a resolution passed at a General Shareholders’ Meeting or the Board of Directors (when the Company is listed and the General Shareholders’ Meeting delegates to the Board of Directors the right to increase the share capital or issue convertible bonds and waive preemptive rights), in accordance with Articles 308, 417, 504, 505, 506 and 511 of the Spanish Companies Act. At the General Shareholders’ Meeting held on June 24 2025, the Company approved the delegation in favor of the Board of Directors to increase capital up to 50% of the actual share capital of the Company. The Board of Directors is also authorized to exclude preemptive rights in connection with up to 20% of the total number of new ordinary shares that may be issued pursuant to the aforementioned authorization, provided that such exclusion is in the Company’s corporate interest.

As of the date hereof, the Company has no convertible or exchangeable bonds outstanding and have not issued any warrants over its shares, except the representative warrants described in this Registration Statement. Also, shareholders have the right of free allotment recognized in the Spanish Companies Act in the event of capital increase against reserves.

Furthermore, the preemptive rights, in any event, will not be available in an increase in share capital to meet the requirements of a convertible bond issue, a merger in which ordinary shares are issued as consideration or where the contribution to be made is in kind. The rights are transferable, may be traded on the ADSs to be updated and may be of value to existing shareholders because new ordinary shares may be offered for subscription at prices lower than prevailing market prices.

The Board of Directors was authorized by the Company’s sole shareholder to issue new ordinary shares of up to 50% of the Company’s share capital as per the mentioned General Shareholders’ Meeting held on June 24 2025.

The Board of Directors is also authorized to exclude preemptive rights in connection with up to 20% of the total number of new ordinary shares that may be issued pursuant to the aforementioned authorization, provided that such exclusion is in the Company’s corporate interest. In addition, the Board of Directors has been authorized by its shareholders for a term of one years to issue bonds that are convertible into the ordinary shares or which grant bondholders the right to be attributed part of the Company’s earnings for an amount up to a maximum of 60,000,000 euros (or its equivalent in US Dollars).

Shareholder Actions

Under the Spanish Companies Act, Directors are liable to the Company, the shareholders and the creditors for acts or omissions that are illegal or violate the Amended Bylaws and for failure to carry out their legal duties with diligence. Under Spanish law, shareholders must generally bring actions against the Directors as well as any other actions against the Company or challenging corporate resolutions before the courts of the judicial district of the Company’s registered address (currently Valencia (Spain)).

When in violation of the law or of the Amended Bylaws, directors are presumed to have acted negligently, but this presumption can be rebutted. Directors have such liability even if the transaction in connection with which the acts or omissions occurred is approved or ratified by the shareholders. The liability of the directors is joint and several, except to the extent any director can demonstrate that he or she did not participate in decision-making relating to the transaction at issue, was unaware of its existence or, being aware of it, did all that was possible to mitigate any damages or expressly disagreed with the decision making relating to the transaction.

Registration and Transfers

The shares are in registered book-entry form and are indivisible. Joint holders of one share must designate a single person to exercise their shareholders’ rights, but they are jointly and severally (solidariamente) liable to the Company for all the obligations arising from their status as shareholders. ADSs structure Iberclear, which manages the Spanish clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry reflecting the number of shares held by each of its member entities (entidades participantes). Each member entity, in turn, maintains a registry of the owners of such shares. Since the shares of the Company are in registered book-entry form, an electronic shareholder registry will be kept to which effect Iberclear shall report to the Company all transactions entered into by its shareholders in respect of its shares.

The shares are transferable in accordance with the Spanish Companies Act, the Securities Market and Investment Services Act, Law 6/2023, SEC rules and any implementing regulation.

ADSs as a general rule, transfers of shares quoted on the Spanish Stock Exchanges must be made through or with the participation of a member of a Stock Exchange. Brokerage firms, or dealer firms, Spanish credit entities, investment services entities authorized in other Member States and investment services entities authorized by their relevant authorities and in compliance with the Spanish regulations are eligible to be members of the Spanish Stock Exchanges. Transfer of shares quoted on the Spanish Stock Exchanges may be subject to certain fees and expenses.

Restrictions on Foreign Investment

Exchange controls and foreign investments were, with certain exceptions, completely liberalized by Royal Decree 571/2023 of July 4 (Real Decreto 571/2023) that came into force as of September 1, 2023 revoking prior Royal Decree 664/1999, of April 23 (Real Decreto 664/1999, de 23 de abril), which was approved in conjunction with Law 18/1992, of July 1 (the “Spanish Foreign Investment Law”), bringing the existing legal framework on foreign investments in line with the provisions of the Treaty of the EU.

According to the new Real Decreto 571/2023, subject to the restrictions described below, foreign investor may freely invest in shares of Spanish companies as well as transfer invested capital, capital gains and dividends out of Spain without limitation (subject to applicable taxes and exchange controls) and only need to file a notification with the Spanish Registry of Foreign Investments maintained by the Ministry of Industry, Commerce and Tourism following the investment or divestiture, if any, solely for statistical, economic and administrative purposes in case, as per such transaction, the foreign investor reaches a total participation equal to or above 10% of the share capital of the Spanish company. Where the investment or divestiture is made in shares of Spanish companies listed on any of the Spanish Stock Exchanges, the duty to provide notice of a foreign investment or divestiture lies with the relevant entity with whom the shares in book-entry form have been deposited or which has acted as an intermediary in connection with the investment or divestiture.

If the foreign investor is a resident of a tax haven, as defined under Spanish law (Royal Decree 1080/1991 of July 5), notice must be provided to the Registry of Foreign Investments prior to making the investment, as well as after consummating the transaction. However, prior notification is not necessary in the following cases:

●	investments in listed securities, whether or not trading on an official secondary market, as well as investments in participations in investment funds registered with the CNMV; and

●	foreign shareholdings that do not exceed 50% of the capital of the Spanish company in which the investment is made.

Additional regulations to those described above apply to investments in some specific industries, including air transportation, mining, manufacturing and sales of weapons and explosives for civil use and national defense, radio, television and telecommunications and gambling. These restrictions do not apply to investments made by EU residents, other than investments by EU residents in activities relating to the Spanish defense sector or the manufacturing and sale of weapons and explosives for non-military use.

The Spanish Council of Ministers may suspend the aforementioned provisions relating to foreign investments for reasons of public policy, health or safety, either generally or in respect of investments in specified industries, in which case any proposed foreign investments falling within the scope of such a suspension would be subject to prior authorization from the Spanish government.

Law 19/2003, of July 4, on the establishment of a regulatory regime relating to capital flows to and from legal or natural persons abroad and the prevention of money laundering, or Law 19/2003, generally provides for the liberalization of the regulatory environment with respect to acts, businesses, transactions and other operations between Spanish residents and non-residents in respect of which charges or payments abroad will occur, as well as money transfers, variations in accounts or financial debit or credits abroad. These operations must be reported to the Ministry of the Economy and Business and the Bank of Spain only for informational and statistical purposes. The most important developments resulting from Law 19/2003 are the obligations on financial intermediaries to provide to the Spanish Ministry of Economy and Business and the Bank of Spain information corresponding to client transactions.

Exchange Control Regulations

Pursuant to Royal Decree 1816/1991, of December 20, relating to economic transactions with non-residents as amended by Royal Decree 1360/2011 of October 7, and EC Directive 88/361/EEC, charges, payments or transfers between non-residents and residents of Spain must be made through a registered entity, such as a bank or another financial institution registered with the Bank of Spain or the CNMV (entidades registradas), through bank accounts opened abroad with a foreign bank or a foreign branch of a registered entity, in cash or by check payable to bearer. All charges, payments or transfers which exceed €6,010 (or its equivalent in another currency), if made in cash or by check payable to bearer, must be notified to the Spanish exchange control authorities.

Shareholders’ Agreements

The Securities Market Act and Articles 531, 533 and 535 of the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a General Shareholders’ Meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares of listed companies.

If the Company’s shareholders enter into such agreements with respect to the ordinary shares, they must disclose the execution, amendment or extension of such agreements to the Company and to the CNMV, file such agreements with the appropriate commercial registry and publish them through a relevant information notice (comunicación de información relevante). Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a violation of the Securities Market Act. Such a shareholder agreement will have no effect with respect to the regulation of the right to vote in General Shareholders’ Meetings and restrictions or conditions on the free transferability of shares and bonds convertible into shares until such time as the aforementioned notifications, deposits and publications are made. Upon request by the interested parties, the CNMV may waive the requirement to report, deposit and publish the agreement when publishing the shareholders’ agreement could cause harm to the affected company. To the best of the Company’s knowledge, there are no shareholders’ agreements in force in relation to the Company or its subsidiaries.

Share Repurchases

Pursuant to the Spanish Companies Act, the Company may only repurchase the Company’s own shares within certain limits and in compliance with the following requirements:

●	the repurchase must be authorized by the General Shareholders’ Meeting in a resolution establishing the maximum number of shares to be acquired, the titles for the acquisition, the minimum and maximum acquisition price and the duration of the authorization, which may not exceed five years from the date of the resolution;

●	the repurchase, including the shares already acquired and currently held by the Company, or any person or company acting in its own name but on the Company’s behalf, must not bring its net worth below the aggregate amount of the Company’s share capital and legal or other non-distributable reserves. For these purposes, net worth means the amount resulting from the application of the criteria used to draw up the financial statements, subtracting the amount of profits directly allocated to that net worth, and adding the amount of share capital subscribed but not called and the share capital nominal and issue premiums recorded in the Company’s accounts as liabilities.

In addition:

●	the aggregate nominal value of the shares directly or indirectly repurchased, together with the aggregate nominal value of the shares already held by the Company and its subsidiary, must not exceed 10% of the Company’s share capital; and

●	the shares repurchased for valuable consideration must be fully paid-up. A repurchase shall be considered null and void if (i) the shares are partially paid-up, except in the case of free repurchase, or (ii) the shares entail ancillary obligations.

Treasury shares do not have voting rights or economic rights (for example, the right to receive dividends and other distributions and liquidation rights), except the right to receive bonus shares, which will accrue proportionately to all of the Company’s shareholders. Treasury shares are counted for purposes of establishing the quorum for General Shareholders’ Meeting as well as majority voting requirements to pass resolutions at General Shareholders’ Meeting.

Listing

Turbo Energy’s ADSs are listed on The Nasdaq Capital Market under the symbol “TURB.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. (“Citibank”) has agreed to act as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, North Dock, Dublin, Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-273204 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in five ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by the laws of the State of New York. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of the Kingdom of Spain, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to laws and regulations of the Kingdom of Spain.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depository; or

●	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such a sale is lawful and reasonably practicable. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Kingdom of Spain would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary;

●	The depositary determines that all or a portion of the distribution to you is not reasonably practicable; or

●	The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs Upon Deposit of Ordinary Shares

Upon completion of the offering, the ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian.  Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in the prospectus.

After the closing of the offer, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Spanish legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

●	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;

●	you are duly authorized to deposit the ordinary shares;

●	the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

●	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by law considerations in the United States and the Kingdom of Spain applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

●	obligations to pay fees, taxes and similar charges; and/or

●	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital – Shareholders’ Meetings and Voting Rights.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). If the depositary does not receive timely voting instructions from a holder of ADSs, such holder shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the deposited securities represented by such ADSs in any manner such person wishes, which may not be in your best interests; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of deposited securities may be adversely affected. Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares)	Up to US$0.05 per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to- Share(s) ratio, or for any other reason)	Up to US$0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to US$0.05 per ADS held

ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to US$0.05 per ADS (or fraction thereof) transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to US$0.05 per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs;

●	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program; and

●	the amounts payable to the depositary by any party to the deposit agreement pursuant to any ancillary agreement to the deposit agreement in respect of the ADR program, the ADSs and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communication that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

●	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

●	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provision of any provision of our Amended Bylaws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Amended Bylaws or in any provisions of or governing the securities on deposit.

●	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary also disclaim liability for the inability by a holder or beneficial owner to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of the Kingdom of Spain.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we may or may not issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investor who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares represented by ADSs and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences and any applicable material Spanish tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the ADSs and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	any redemption or call provisions, if any;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our ordinary shares represented by ADSs or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares represented by ADSs, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of ordinary shares represented by ADSs or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	any applicable material U.S. federal income tax considerations and any applicable material U.K. tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares represented by ADSs or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares represented by ADS or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares represented by ADSs, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as a unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

TAXATION

Spanish Taxation

This section covers the Spanish tax consequences of the acquisition, ownership and disposition of our ordinary shares and applies to holders that are not tax-resident in Spain.

As used in this particular section, the term “non-Spanish tax resident holder” or “non-resident holder” means a beneficial owner of our ordinary shares that meets the following requirements:

i.	Is an individual or a corporation not resident in Spain for Spanish tax purposes; and

ii.	The ownership of our ordinary shares is not effectively connected with either a permanent establishment in Spain through which such owner carries on or has carried on business, or a fixed base in Spain from which such owner performs or has performed independent personal services.

This Registration Statement does not consider all aspects of Spanish taxation that may be relevant to particular non-resident holders, some of whom may be subject to special rules. In particular, this document does not address the specific Spanish tax consequences applicable to particular investor such us partnerships, trusts, or other “look-through” entities who hold ordinary shares through such entities.

Each non-resident holder should consult with its own tax advisor, as to the particular tax consequences of the purchase, ownership or disposition of our ordinary shares.

Income Taxes — Taxation of Dividends

We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. Please refer to the “Dividend Policy” section of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 25, 2025.

In the event, however, that we pay dividends on our ordinary shares, under Spanish law, the dividends distributed by a Spanish Company are, in general terms, subject to Spanish Non-Residents Income Tax on the gross amount of the dividends distributed, currently taxed at a 19% rate, unless the investor is entitled to an exemption or a reduced rate under a Convention for the Avoidance of Double Taxation (“CADT”) between Spain and its country of residence.

Non-resident holders should consult their tax advisors with respect to the applicability and the procedures under Spanish law for obtaining the benefit of an exemption or a reduced rate under a CADT.

Income Taxes — Preemptive Rights

The grant of preemptive rights to subscribe new shares made with respect to our ordinary shares is not treated as a taxable event under Spanish law and, therefore, is not subject to Spanish Non-Residents Income Tax. The exercise of such preemptive rights for the subscription of new shares is not considered a taxable event under Spanish law and, therefore, is not subject to Spanish Non-Residents Income Tax.

The sale of preemptive rights to subscribe new shares will be considered as taxable capital gain for the amount received. In this respect, review “Income Taxes – Taxation of Capital Gains” below.

Income Taxes — Taxation of Capital Gains

Under Spanish Non-Residents Income Tax Law, any capital gain derived from the sale or exchange of shares of a Spanish Company is considered to be Spanish source income and, therefore, is taxable in Spain.

Spanish Non-Residents Income Tax is currently levied at a 19% tax rate on capital gains obtained by non-resident holders, unless the investor is entitled to an exemption or a reduced rate under a Convention for the Avoidance of Double Taxation (“CADT”) between Spain and its country of residence.

Non-resident holders should consult their tax advisors with respect to the applicability and the procedures under Spanish law for obtaining the benefit of an exemption or a reduced rate under a CADT.

Spanish Wealth Tax

Unless an applicable CADT provides otherwise, individual non-resident holders who hold ordinary shares located in Spain are subject to the Spanish Wealth Tax (Spanish Law 19/1991), which imposes a tax on assets located in Spain at the end of each year.

For non-resident holders, the applicable legislation, exemptions and tax rates will depend on the location of the assets. In this case, the Company is located in Comunidad Valenciana for tax purposes.

Non-resident holders should consult their tax advisors with respect to the applicability of the Spanish Wealth Tax.

Spanish Inheritance and Gift Taxes

Unless an applicable CADT provides otherwise, transfers of ordinary shares on death or by gift to individuals are subject to Spanish Inheritance and Gift Taxes, respectively (Spanish Law 29/1987), if the ordinary shares are located in Spain, regardless of the residence of the transferee.

For non-resident holders, the applicable legislation, exemptions and tax rates will depend on the location of the assets. In this case, the Company is located in Comunidad Valenciana for tax purposes.

Non-resident holders should consult their tax advisors with respect to the applicability of the Spanish Inheritance and Gift Taxes.

Spanish Transfer Tax

A transfer by a non-resident holder of our ordinary shares will be exempt from any Spanish Transfer Tax (Impuesto sobre Transmisiones Patrimoniales) as well as exempt from Value Added Tax if, at the time of such transfer, real estate in Spain does not amount to more than 50% of our assets.

Real estate located in Spain currently does not, and we do not expect that Spanish real estate will in the foreseeable future, amount to more than 50% of our assets. Additionally, no Stamp Duty will be levied on a transfer by a nonresident holder of our ordinary shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares (including ordinary shares held in the form of ADSs and ADRs) by a U.S. Holder (as defined below) that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investor in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

●	investor that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investor that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our ordinary shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the ordinary shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the State, local, non-U.S., and other tax considerations of the ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The Company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the Company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our ordinary shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our ordinary shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ordinary shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “—Dividends” and “—Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. Our application to list our ADSs on Nasdaq Capital Market has been approved, we believe that the ADSs representing the ordinary shares should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that our ordinary shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

For U.S. foreign tax credit purposes, dividends paid on our ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. U.S. Holders may be entitled to a foreign tax credit in respect of some portion of Spanish or other non-U.S. withholding taxes imposed on dividends paid on our ordinary shares. However, the rules governing the availability of the foreign tax credit and the limitations thereon are highly complex, and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the ordinary shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, ordinary shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to- market election with respect to such stock. If a U.S. Holder makes this election with respect to our ordinary shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to- market election in respect of our ordinary shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our ADSs representing our ordinary shares qualify as being marketable stock and/or regularly traded while listed on Nasdaq Capital Market.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our ordinary shares if we are or become a PFIC.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

EXPENSES

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee	$	*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Satin and Lee Law P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares underlying the ADSs and certain matters governed by Spanish law will be passed on for us by Auren. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2024, 2023 and 2022, and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of TAAD LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The business address of TAAD LLP is 20955 Pathfinder Road, Suite 370, Diamond Bar, California 91765.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, are included in our 2024 Annual Report, filed on April 25, 2025, and is incorporated by reference into this prospectus. The financial statements for the first six months of 2025, ended June 30, 2025, are included in our Current Report on Form 6-K filed on November 4, 2025, and is incorporated by reference into this prospectus.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated amended and restated memorandum of association and second amended and restated articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of the Kingdom of Spain. Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders be arbitrated.

Certain of our directors and executive officers and experts named in this prospectus reside outside of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in court in the United States or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the United States. We have appointed Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, N.Y. 10016, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. None of our directors or officers are nationals or residents of the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States.

In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the Kingdom of Spain. An award for monetary damages under the U.S. securities laws would be considered punitive in the Kingdom of Spain if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the Kingdom of Spain will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the Kingdom of Spain do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

Our Spanish counsel has advised us that there is uncertainty as to whether the courts of Spain would:

●	Recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	Entertain original actions brought in Spain against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website listed below under the heading “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 25, 2025;

●	our Reports on Form 6-K furnished to the SEC on January 10, 2025, February 11, 2025, February 28, 2025, March 14, 2025, March 20, 2025, June 9, 2025, June 27, 2025, September 18, 2025, October 8, 2025, October 30, 2025, November 4, 2025 and November 12, 2025; and

●	the description of our ADSs representing our ordinary shares contained in our Registration Statement on Form F-6 filed with the SEC on July 11, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Turbo Energy, S.A.

Plaza de América 2, 4AB

Valencia, Spain 46004

+34 961 196 250

You may also access these documents on our website, www.turbo-e.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.turbo-e.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

TURBO ENERGY, S.A.

1,000,000 American Depositary Shares Representing 5,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is March 11, 2026